                                                                   EXHIBIT 10.31

                          CORPORATE HEADQUARTERS LEASE
                                  SYBASE, INC.


                                    ARTICLE 1
                                   BASIC TERMS

               This Article 1 contains the Basic Terms of this Lease between the Landlord and the Tenant named below. Other Articles and Sections of this Lease, including without limitation those referred to in this Article 1, explain, define and amplify the Basic Terms and are to be read in conjunction with the Basic Terms.

               1.1  EFFECTIVE DATE OF LEASE:  January 28, 2000

               1.2  LANDLORD: WDS-Dublin, LLC

Address of Landlord:          14001 Dallas Parkway, Suite 1111
                              Dallas, Texas 75240
                              Attn:  Todd K. Ashbrook, Senior Vice President

               1.3  TENANT:   Sybase, Inc.

Address of Tenant:            6475 Christie Avenue
                              Emeryville, California  94608
                              Attn:  Vice President - Real Estate and Facilities

                              With copies to:
                              Sybase, Inc.
                              6475 Christie Avenue
                              Emeryville, California  94608
                              Attn:  Vice President and General Counsel

After the Term Commencement Date, Tenant's address shall be the street address of the Premises.

               1.4 PREMISES: The "PREMISES" consist of the Land and the Improvements. The "LAND" which is located north of the northwest corner of Interstate 580 and Hacienda Drive in Dublin, California, is described in the attached Exhibit A, and consists of approximately 14 acres of unimproved land to be acquired by Landlord from the Surplus Property Authority of Alameda County pursuant to the Project Development Rider attached as Exhibit B (the "PROJECT DEVELOPMENT RIDER"). The "IMPROVEMENTS," as more particularly defined in Section 6.3(a) below, at first will be comprised of the Initial Improvements. The "INITIAL IMPROVEMENTS" are comprised of the Buildings, approximately 1143 surface parking spaces, landscaping and related site improvements, all to be constructed by Landlord on the Land pursuant to the Project Development Rider. The "BUILDINGS" are two six-story office buildings, referred to as

"Building A" and "Building B," containing a total of approximately 400,000 rentable square feet, to be constructed by Landlord pursuant to the Project Development Rider.

               1.5 LEASE TERM: Approximately fifteen years, subject to two five-year extension options. (See Article 2)

               1.6 SCHEDULED TERM COMMENCEMENT DATE: See Section 2.3 of this Lease, and Section 6.5 of the Project Development Rider.

               1.7 INITIAL BASE RENT: $26.00 per rentable square foot per annum, subject to adjustment. (See Article 3)

               1.8 SECURITY DEPOSIT: $867,000. (See Section 3.8)

               1.9 PERMITTED USES: General office purposes, including kitchen and dining facilities; sale, display and incidental use and storage of Tenant's products and equipment; engineering; and education and training of Tenant's customers and employees. (See Article 5)

               1.10 BROKERS: (See Section 13.16)

                                Landlord's Broker:    None
                                Tenant's Broker:      Cawley International

                                    ARTICLE 2
                                   LEASE TERM

               2.1 LEASE OF PREMISES. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to all the terms and conditions set forth in this Lease.

               2.2 LEASE TERM. Subject to extension as provided in Section 2.6 below, the term of this Lease (the "LEASE TERM") shall be approximately 15 years, commencing on the Term Commencement Date (defined below) and ending at 11:59 p.m. on the Expiration Date (defined below), or such earlier date as this Lease may be terminated in accordance with its terms.

               2.3  TERM COMMENCEMENT DATE.

               (a) The Premises will be delivered to Tenant in two increments, the first of which shall include Building A and the second of which shall include Building B (as defined more particularly in Section 5.4 of the Project Development Rider, the "FIRST INCREMENT" and the "SECOND INCREMENT"). The "TERM COMMENCEMENT DATE" shall be the earlier of: (i) the date that Tenant first occupies any portion of the Premises for the conduct of its business; or (ii) the Substantial Completion Date (as defined in, and determined in accordance with, Section 5.4 of the Project Development Rider) for the First Increment; provided, however, that in no event shall the Term Commencement Date be prior to May 1, 2001.

               (b) If the First Increment is not Substantially Complete by the First Increment Scheduled Completion Date (as defined in, and determined in accordance with, Section 6.5(a) of the Project Development Rider) for any reason, or if the Second Increment is not Substantially Complete by the Second Increment Scheduled Completion Date (as defined in, and determined in accordance with, Section 6.5(b) of the Project Development Rider) for any reason, Landlord shall not be liable for any claims, damages or liabilities by reason thereof except as expressly set forth in this Section 2.3. Tenant's sole remedy against Landlord for any delay in Substantial Completion shall be to recover from Landlord the amount of $5,000, as liquidated damages, for each day of the delay in Substantial Completion of the First Increment beyond the First Increment Scheduled Completion Date, and/or each day of the delay in Substantial Completion of the Second Increment beyond the Second Increment Scheduled Completion Date, that results from a Landlord-Caused Delay (as defined below); provided, however, that: (i) after the Term Commencement Date, liquidated damages for delay in Substantial Completion of the Second Increment due to Landlord Delays of more than 90 days shall be increased to $7,500 per day; and
(ii) notwithstanding anything in this Lease to the contrary, Landlord's total liability to Tenant for delays in delivering the Premises shall not exceed $750,000. Landlord and Tenant agree that the liquidated damages amounts set forth in this Section 2.3(b) represent a reasonable estimate, as of the Effective Date, of the net cost to Tenant of holding over in its existing facilities, any necessary temporary relocation to new facilities, and all other costs or damages Tenant would incur, in excess of the Base Rent and estimated Operating Expenses that Tenant would expend if it were in occupancy of the Premises. For purposes of this Lease, "LANDLORD-CAUSED DELAY" shall mean any delay in Substantial Completion of the Initial Improvements caused by, or due to circumstances within the reasonable control of, Landlord or Landlord's employees, agents or contractors, and Landlord-Caused Delay shall not include, and Landlord shall have absolutely no liability or obligation to Tenant with respect to, any delays caused by Force Majeure or by Tenant Delays.

               (c) Notwithstanding anything herein to the contrary, if the First Increment is not Substantially Complete by June 1, 2003 (as such date shall be extended by the number of days of the delay caused by Tenant Delays, if any), Tenant may elect to terminate this Lease at any time thereafter by giving written notice to Landlord; provided, however, that such notice shall be effective only if delivered to Landlord prior to the actual Substantial Completion Date of the First Increment. In the event Tenant so terminates, Landlord shall return the Security Deposit and pay to Tenant such amounts as may be due under Section 2.3(b) above through the date of termination, and the parties thereafter shall have no further obligations under this Lease.

               (d) Within five days after the Substantial Completion Date of the Second Increment, Landlord and Tenant shall execute a Memorandum Confirming Term, in the form attached as Exhibit C, memorializing the actual Term Commencement Date and Expiration Date, and confirming that Tenant has accepted and approved the Premises, including without limitation the Initial Improvements, in good condition and state of repair, subject only to the Punch-List Work (as defined in the Project Development Rider).

               2.4 EXPIRATION DATE; TERMINATION DATE; SURRENDER DATE. Subject to extension as provided in Section 2.5 below, the "EXPIRATION DATE" shall be the last day of the month in which the 15th anniversary of the Substantial Completion Date for the Second Increment occurs. The "TERMINATION DATE" shall be the Expiration Date, or such earlier date as the Lease may be terminated in accordance with its terms, and the "SURRENDER DATE" shall be the Termination Date or, if Tenant holds over, such later date as Tenant fully quits and surrenders the Premises to Landlord in the condition required by this Lease.

               2.5 OPTIONS TO EXTEND LEASE TERM. Tenant shall have the right to extend the Lease Term for two separate consecutive additional periods of five years each (each an "EXTENSION OPTION"), subject to the following terms and conditions:

               (a) Tenant shall give Landlord written notice exercising the Extension Option (an "EXERCISE NOTICE") not less than 12 months before the then-applicable Expiration Date. Time is absolutely of the essence.

               (b) Tenant may not exercise an Extension Option if there is a then-uncured Event of Default. If there is an uncured Event of Default on the date that the extended term is scheduled to commence, then Landlord may elect to terminate this Lease notwithstanding Tenant's Exercise Notice and the parties' agreement as to Base Rent.

               (c) All terms and conditions of this Lease shall apply during the extended term, except that the Base Rent shall be determined in accordance with
Section 3.4 below.

               (d) If Tenant fails to timely exercise the Extension Option to extend the Lease Term for a first five-year period, the Extension Option to extend the Lease Term for a second five-year period shall automatically terminate and be of no further force or effect.

               (e) Upon extension of the Lease Term pursuant to this Section, the Expiration Date thereafter shall be the fifth anniversary of the previous Expiration Date.

               2.6 HOLDING OVER. Tenant shall vacate the Premises on or before the Termination Date. If Tenant retains possession of all or any part of the Premises beyond the Termination Date, such possession shall be deemed to be against Landlord's will unless Landlord consents to such possession in writing. If Tenant remains in possession of all or any part of the Premises after the Termination Date without Landlord's written consent: (a) Tenant shall pay Landlord 1/15th of the Base Rent payable for the last month of the Lease Term for each day that Tenant holds possession of any part of the Premises after the Termination Date; (b) Tenant's occupancy of the Premises shall be solely as a tenant at sufferance and no notice of termination shall be necessary in order to recover possession; (c) Tenant's use of the Premises otherwise shall be subject to all applicable terms and conditions of this Lease; and (d) in addition to such other remedies as may be available to Landlord at law or in equity, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, damages, losses, liabilities and costs arising from or related to Tenant's continued possession, including without limitation reasonable attorneys', brokers' and consultants' fees, costs and expenses. Notwithstanding anything set forth in this Article 2 to the contrary, Tenant shall have the one-time right to extend the Lease Term for a short-term hold-over period (the "HOLDOVER OPTION") by giving Landlord written notice exercising the Holdover Option not less than 12 months before the then-applicable Expiration Date, which notice shall specify the duration of the hold-over period (the "HOLDOVER TERM") that Tenant elects (which Holdover Term shall be not less than one month or more than six months). Tenant may not exercise the Holdover Option if there is a then-uncured Event of Default. If there is an uncured Event of Default on the date the Holdover Term is scheduled to commence, Landlord may elect to rescind the Holdover Option, in which event there shall be no Holdover Term. If Tenant timely exercises the Holdover Option, all of the terms and conditions of this Lease shall apply during the Holdover Term, except that the monthly Base Rent payable by Tenant during the Holdover Term shall be equal to the greater of (x) the Fair Market Rental Value (as defined in Section 3.4) for the Premises as of the commencement of the Holdover Term; or (y) 135% of the monthly Base Rent that was payable immediately prior to the beginning of the Holdover Term.

                                    ARTICLE 3
                            RENT AND SECURITY DEPOSIT

               3.1 PAYMENT OF BASE RENT.

               (a) During the period commencing on the Term Commencement Date and continuing thereafter until the Expiration Date, Tenant shall pay Landlord annual base rent ("Base Rent") in an amount equal to $26.00 per rentable square foot, adjusted annually as follows: Base Rent shall be increased by four percent (4%) each year, commencing on the first day of the month in which the first anniversary of the Premises Completion Midpoint Date (as defined below) occurs and thereafter on each anniversary of such adjustment date. For example, if the Premises Completion Midpoint Date were September 12, 2001, Base Rent would be $26.00 per rentable square foot through August 31, 2002. Effective September 1, 2002, Base Rent would be increased to $27.04 per rentable square foot and effective September 1, 2003, Base Rent would be increased to $28.12 per rentable square foot. For purposes of this Lease, the "Premises Completion Midpoint Date" shall be the date that is half way between the Substantial Completion Date for the First Increment and the Substantial Completion Date for the Second Increment. For example, if the Substantial Completion Date for the First Increment were August 3, 2001, and the Substantial Completion Date for the Second Increment were October 23, 2001, the Premises Completion Midpoint Date would be September 12, 2001.

               (b) Tenant shall pay Base Rent in advance in equal monthly installments, without offset, deduction or prior demand, commencing on the Term Commencement Date; provided, however, that: (i) Base Rent for any partial month during the period between the Term Commencement Date and the Expiration Date shall be prorated on the basis of a 30-day month; and (ii) Base Rent shall be payable on the Term Commencement Date only for the First Increment, and Base Rent for the entire Premises shall be payable commencing on the Substantial Completion Date for the Second Increment.

               (c) The rentable square footage of the Buildings shall be calculated by the Architect (as defined in the Project Development Rider) in accordance with the Standard Method for Measuring Floor Area in Office Buildings, American National Standard ANSI Z65.1-1996 (as published by the Building Owners and Managers Association International). On or before the delivery date of each Increment, the Architect shall certify to both parties:
(i) the rentable square footage within such Increment; and (ii) that such rentable square footage was calculated in accordance with the prescribed standard. Such determination shall be conclusive and binding on both parties unless challenged by Tenant within 30 days after receipt of the Architect's certificate.

               3.2 MANNER OF PAYMENT. Tenant shall pay Rent to Landlord at the prescribed times by electronic or other comparable transfer of immediately available and lawful funds of the United States to such account or accounts located in the United States of America as Landlord may designate in writing from time to time. If Landlord fails to so designate an account for receipt of such transfers of funds, Tenant shall pay Rent to Landlord at the address provided in Section 1.2, or to such other person and/or at such other address as Landlord may designate in writing from time to time.

               3.3 ADDITIONAL RENT AND RENT DEFINED. For purposes of this Lease:
(A) "ADDITIONAL RENT" shall mean and include all other amounts and charges, except Base Rent, which are payable by Tenant to Landlord under this Lease; and
(b) "RENT" shall mean and include Base Rent and Additional Rent. Tenant shall pay Landlord any Additional Rent within 30 days after receipt of Landlord's invoice therefor.

               3.4  BASE RENT FOR EXTENDED TERM(S).

               (a) If Tenant elects to extend the Lease Term pursuant to Section
2.6 above, the Base Rent for the first year of the extended term shall be 95% of the Fair Market Rental Value of the Premises (defined below) at the time of the extension; provided, however, that regardless of Fair Market Rental Value, Base Rent for the first year of the extended term shall not be less than 104% of the Base Rent in effect for the year immediately preceding the first year of the extended term. The Fair Market Rental Value for an extended term shall include such escalations to Base Rent as are consistent with other lease transactions from which Fair Market Value is determined.

               (b) For purposes of this Lease, "FAIR MARKET RENTAL VALUE" shall mean the annual base rent at which comparable office space is then being offered in similar projects: (i) taking into consideration the length of the proposed term, the age, quality of improvements, services, amenities and location of the Premises; (ii) disregarding any premiums that a tenant might otherwise pay in order to renew an existing tenancy in the absence of a renewal option; (iii) assuming that the landlord has had a reasonable time to locate a tenant and neither the landlord nor the tenant is under any compulsion to rent; and (iv) considering such other factors as necessarily influence market rental rates for comparable office space.

               (c) Fair Market Rental Value shall be determined as follows: The parties first shall endeavor to agree upon the Fair Market Rental Value. If the parties are unable to agree on the Fair Market Rental Value by that date which is 120 days before the beginning of an extended term (the "APPRAISAL DATE"), each party shall select an appraiser (each, an "APPRAISER") within 30 days after the Appraisal Date and the two Appraisers shall meet promptly to select a neutral third Appraiser (the "REFEREE"). Each of the initial two Appraisers then shall furnish the parties with a written determination (each, an "APPRAISAL") of the Fair Market Rental Value within 90 days after the Appraisal Date. If only one Appraisal is submitted within the requisite time period, the Fair Market Rental Value contained in the Appraisal shall be final and binding on the parties. If both Appraisals are timely submitted and they differ by less than five percent of the lower of the two, the average of the two Appraisals shall be the Fair Market Rental Value and shall be final and binding on the parties. If the two Appraisals differ by more than five percent of the lower of the two, the parties shall deliver copies of both Appraisals to the Referee, and the Referee shall select, within ten days after receipt, the Appraisal which it believes most accurately represents the Fair Market Rental Value and the Appraisal so selected shall be final and binding on the parties. The Appraisers and the Referee appointed pursuant to this Section 3.4 shall have at least ten years of full-time experience appraising office building projects in the Tri-Valley Area, and the Referee shall not have advised or otherwise been involved in any transactions involving either party during the ten-year period immediately preceding its selection. The Appraisers shall be directed not to disclose the names of Landlord or Tenant to the Referee, or to provide the Referee at any time before resolution of the matter in dispute with any other information from which the identities of the Landlord and Tenant may be inferred.

               3.5 LATE CHARGES. Tenant's failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impracticable or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any Rent payment within five days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Notwithstanding the foregoing, if Tenant fails to make a Rent payment on time, but Tenant has timely paid all Rent during the 12-month period immediately preceding the date the delinquent Rent payment was due, Landlord shall give Tenant a written notice of delinquency and five-day grace period following such notice in which to pay the delinquent Rent, and if Tenant pays the entire delinquent Rent within the grace period, no late charge shall be imposed thereon pursuant to this Section 3.5 and no interest shall accrue thereon under Section 3.6.

               3.6 INTEREST ON PAST DUE RENT. Rent payments that are not made within five days after the due date shall be deemed involuntary extensions of credit by Landlord and Tenant shall pay interest on all such late Rent payments from the date due until the date paid in full at an annual rate equal to the lesser of: (a) the prime rate as reported from time to time in The Wall Street Journal plus four percent; or (b) the highest rate allowed by Applicable Laws (the "INTEREST RATE"). Interest shall not be payable on any late charges that Tenant may be obligated to pay pursuant to this Lease, or, notwithstanding anything herein to the contrary, on any late Rent payment during the month in which a late charge is imposed thereon pursuant to Section 3.5 above.

               3.7 RENT ABSOLUTE. To the maximum extent permissible under Applicable Laws, this Lease shall continue in full force and effect, and Tenant's obligations (including without limitation Tenant's obligation to pay
Rent) shall not be released, discharged or otherwise affected, by reason of: (a) any damage, destruction or condemnation affecting all or any portion of the Premises, except and solely to the extent expressly provided in Article 8 below;
(b) any restriction on, prevention of or interference with any use of all or any portion of the Premises; (c) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other proceeding relating to Landlord or Tenant, or any action taken with respect to this Lease by a court, trustee or receiver in any proceeding; (d) any claim which Tenant or any other person or entity has or might have against Landlord; or (e) any failure by Landlord to comply with any of its obligations under this Lease (except for a breach of the covenant of quiet enjoyment) or any other agreement. The obligations of Tenant under this Lease shall be separate and independent covenants; provided, however, that nothing in this Section 3.7 shall be construed to release Landlord from any liability or obligation that Landlord has to Tenant under this Lease or at law. Except to the extent expressly provided elsewhere in this Lease, Tenant hereby waives, to the maximum extent permitted by Applicable Laws, any rights that it may now or in the future have to quit or surrender the Premises, to terminate this Lease, or to any abatement, diminution, offset, reduction or suspension of Rent on account of any event or circumstance, including without limitation any rights it might otherwise have under the provisions of California Civil Code sections 1932 and 1933, or any amended, similar or successor laws. Without limiting the foregoing, nothing in this Section 3.7 shall be deemed to preclude, impair or otherwise affect Tenant's right to terminate this Lease prior to the Term Commencement Date pursuant to the Project Development Rider, Tenant's right to enforce any indemnification rights provided to Tenant by this Lease, or any remedy (including termination of this Lease) that Tenant might have for constructive eviction or breach of the covenant of quiet enjoyment.

               3.8 SECURITY DEPOSIT. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a security deposit in the amount set forth in Section 1.8 above (the "SECURITY DEPOSIT") for the full and faithful performance of Tenant's obligations under this Lease. If there is an Event of Default at any time during the Term or any holdover period, Landlord shall have the right, but not the obligation, to use all or any part of the Security Deposit in order to cure or partially cure the Event of Default, or to pay itself any Rents, damages or other amounts that Landlord would be entitled to recover from Tenant on account of the Event of Default. In such event, Tenant shall upon demand restore the Security Deposit to its previous amount and any failure to do so shall be an Event of Default without further notice. Tenant may not use the Security Deposit to pay Rent or otherwise cause Landlord to offset any amounts payable by Tenant against the Security Deposit. The Security Deposit shall be returned to Tenant promptly following the Surrender Date, less such amounts as may have been used to cure or partially cure any Event of Default by Tenant. No interest shall be paid on the Security Deposit, Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

                                    ARTICLE 4
                    NET LEASE; TAXES, UTILITIES AND INSURANCE

               4.1 NET LEASE. The Base Rent and any Additional Rent payable to Landlord hereunder shall be absolutely net to Landlord and shall be paid without assertion of any counterclaim, setoff, deduction or defense and without any abatement, suspension, deferment or reduction, except if and solely to the extent expressly so provided elsewhere in this Lease. Under no circumstances or conditions, whether now existing or hereafter arising, and whether within or beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever with respect to the Premises, or have any obligation or liability with respect to the Premises, except if and solely to the extent expressly so provided elsewhere in this Lease (including the Project Development Rider).

               4.2 PREMISES COSTS. In addition to Base Rent, Tenant shall pay or fund when due all Impositions (but subject to Tenant's right to contest pursuant to Section 4.3(c) below), insurance premiums and deductibles, permit and license fees, costs of utilities, maintenance, repair, replacement, management, services, operations and other costs of any type whatsoever accruing at any time during the Lease Term or any holdover period in connection with the ownership, operation, management, maintenance, repair, use, occupancy or enjoyment of the Premises (collectively, "PREMISES COSTS"); provided, however, that Premises Costs shall not include, and Tenant shall have no obligation with respect to, those costs that are expressly made the responsibility of Landlord pursuant to other provisions of this Lease. Tenant shall pay all Premises Costs directly, and shall contract directly for all required services, utilities and other items described herein; provided, however, that Landlord shall have the right to contract for any such services, utilities or other items if Tenant has failed to do so, or has failed to make any payment of Premises Costs which is due and owing, and: (a) such failure constitutes an uncured Event of Default; or (b) there is an imminent threat to the health or safety of persons or property on or about the Premises.

               4.3  PAYMENT OF TAXES AND ASSESSMENTS.

               (a) Without limiting the generality of Sections 4.1 and 4.2, but subject to Section 4.3(c) below, Tenant shall pay all Impositions (defined below) allocable to the Premises during the Lease Term on or before the date due, and in any event before delinquency and before any fine, interest or penalty may become due or be imposed by operation of law for nonpayment; provided, however, that: (i) any Impositions that are allocable to periods before or after the Term shall be paid by Landlord; and (ii) if any assessment is permitted by law to be paid in installments, Tenant may pay such assessments in installments (and any assessment installments allocable to periods before or after the Lease Term shall be paid by Landlord in accordance with the preceding clause (i)).

               (b) Tenant shall pay all Impositions directly to the applicable taxing authority, and shall deliver to Landlord, within thirty days after payment, true and correct copies of the receipted bills or other reasonable evidence showing such payment. Landlord shall cooperate with Tenant to cause all bills for Impositions to be sent directly to Tenant, but if the tax collection agency will not so agree, then Landlord shall tender all bills to Tenant promptly upon Landlord's receipt.

               (c) Tenant shall have the right, at its sole cost, to contest the full or partial amount or validity of any Imposition by appropriate administrative and legal proceedings, either in its own name, in Landlord's name, or jointly with Landlord if Landlord so elects. Tenant may postpone payment of any contested Imposition pending prompt and diligent prosecution of any such proceedings and appeals, but only if Tenant takes such action as may be required pending a final determination in Tenant's contest, including without limitation the posting of a bond or other assurance of payment or performance with the court or administrative agency or other legal authority having jurisdiction over the contest, to suspend the collection of the contested Imposition and the sale of the Premises to satisfy any lien(s) arising out of the nonpayment of such Imposition. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, damages, liabilities and costs, including without limitation penalties, interest and reasonable attorneys' fees, costs and disbursements, arising from or related to any such contest, noncompliance or postponed compliance.

               (d) For purposes of this Lease, "IMPOSITIONS" means and includes all impositions and assessments; personal property taxes; use and occupancy taxes; privilege taxes; business and occupation taxes; gross sales taxes; occupational license taxes; water and sewer charges; charges for public utilities; excises; levies; license and permit fees; transit taxes; and all other governmental impositions and charges of every name, kind and nature whatsoever, whether or not now customary or within the contemplation of Landlord and Tenant, and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing, which, at any time during the Lease Term may be levied, assessed, charged or imposed or become due and payable upon or in connection with the ownership, use, operation or occupancy of the Premises; or upon the rent or income of Tenant; or upon the Rent received by Landlord under this Lease (subject to the last sentence of this paragraph); or upon this transaction, this Lease or any document creating or transferring an estate or interest of Tenant in the Premises (including without limitation any documentary transfer taxes); or upon any Improvements or personal property of Tenant; or upon the leasehold of Tenant or upon the estate hereby created; or upon Landlord by reason of its ownership of the fee underlying this Lease. If at any time during the Lease Term, the present method of taxation or assessment shall be changed such that there shall be substituted for the whole or any part of the Impositions now or hereafter levied, assessed and/or imposed any capital levy or other tax or assessment, then the term "Impositions" also shall mean and include such capital levy or other tax or assessment. The term "Impositions" shall not include: (i) any municipal, state or federal income taxes levied against Landlord; (ii) any estate, gift, succession, inheritance or transfer taxes of Landlord; or (iii) any business and occupational tax attributed and imposed upon Landlord for work, business or income not in any way associated with the Premises.

               4.4 UTILITIES AND SERVICES. At all times during the Term and any holdover period, Tenant shall procure at its sole cost all utilities and other services which may be necessary or desirable in connection with Tenant's use, occupancy and enjoyment of the Premises and performance of its obligations under this Lease (including without limitation water, gas, electricity, telephone, communications, cable, janitorial, trash removal, security and landscaping); provided, however, that Landlord shall have the right, but not the obligation, to contract for any such utilities, services or other items if Tenant has failed to do so, or has failed to make any payment therefor which is due and owing, and: (a) such failure constitutes an uncured Event of Default; or (b) there is an imminent threat to the health or safety of persons or property on or about the Premises. Tenant shall use utilities only within the rated capacity of the Premises. Landlord shall not be liable for damages resulting from utility interruptions caused by casualty, accident, labor dispute or any other cause except (and then only to the extent principally caused by) Landlord's active negligence or willful misconduct committed after the Substantial Completion Date for the Second Increment in connection with the performance of its obligations under Section 6.2(b) of this Lease, nor shall any interruptions be deemed an actual or constructive or partial eviction or result in any abatement of Rent unless caused solely by Landlord's gross negligence or willful misconduct.

               4.5  INSURANCE TO BE PROCURED BY TENANT.

               (a) Liability Insurance. At all times during the Lease Term and any holdover period, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be Five Million Dollars ($5,000,000) per occurrence (combined single limit) and shall be subject to periodic increase (but not more frequently than once every three years) based upon inflation, increased liability awards, the recommendations of professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Section 4.5(a) shall: (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Tenant's indemnity obligations under this Lease to the extent arising from the negligence of Tenant. Landlord, at Landlord's sole expense, may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Premises, but any such insurance shall be excess and non-contributory with Tenant's insurance.

               (b) Worker's Compensation and Employer's Liability. Tenant shall maintain worker's compensation insurance in the amounts and coverages required under worker's compensation, disability and similar employee benefit laws applicable to Tenant or the Premises, and employer's liability insurance, with limits of not less than $1,000,000 for bodily injury by accident and $1,000,000 for bodily injury by disease, or such higher amounts as may be required by law.

               (c) Business Interruption Insurance. During the Lease Term, Tenant shall maintain a business interruption insurance policy in an amount equal to at least 18 months of Base Rent, estimated Impositions and insurance premiums.

               (d) Builder's Risk Insurance. During the course of construction of any Alterations, Tenant shall maintain comprehensive "all risk" builder's risk insurance, including vandalism and malicious mischief, covering all Improvements in place on the Premises, all materials and equipment stored at the Premises or an off-site storage facility and furnished under contract, and all materials and equipment that are in the process of fabrication at the premises of any third party or that have been placed in due course of transit to the Premises or an off-site storage facility when such fabrication or transit is at the risk of, or when title to or an insurable interest in such materials or equipment has passed to, Tenant or its contractors or subcontractors (excluding any contractors' and subcontractors' tools and equipment, and property owned by the employees of any contractor or subcontractor), such insurance to be written on a completed value basis in an amount not less than the full estimated replacement value of the Alterations.

               (e) Payment of Premiums. Tenant shall pay on or before the date due all premiums for the insurance policies described in this Section 4.5. If Tenant fails to deliver any policy, certificate or renewal to Landlord within the prescribed time period as required under this Lease, or if any such policy is canceled or materially modified during the Lease Term without Landlord's prior written consent, Landlord shall have the right, but not the obligation, to obtain any or all of such insurance at Tenant's sole cost and expense, in which event Tenant shall reimburse Landlord for the cost of such insurance as Additional Rent.

               (f)  General Requirements.

                      (i) All of the insurance required to be procured and maintained by Tenant pursuant to this Section 4.5, and all renewals thereof, shall be issued by one or more companies of recognized responsibility admitted to sell insurance in California with a financial rating of at least Class A:X (or its equivalent successor) status in the most recent edition of Best's Insurance Reports (or its equivalent successor, or, if there is no equivalent successor rating, otherwise reasonably acceptable to Landlord). All liability insurance policies shall name all Landlord Indemnitees, and such other parties as Landlord may reasonably request, as additional insureds with respect to any liability arising out of or relating to the ownership, maintenance, operation, occupancy or use of the Premises. Any deductibles or self-insurance retentions for any of the foregoing insurance shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. All deductibles and self-insurance retentions shall be paid by Tenant. All insurance of Tenant shall be primary coverage, and any insurance carried by Landlord shall be excess and non-contributory with Tenant's insurance. Tenant may procure and maintain any required insurance under "blanket" policies.

                      (ii) All policies provided for herein shall provide expressly that such policies shall not be canceled, terminated or altered without 30 days' prior written notice to Landlord. Each policy, or a certificate of the policy executed by a properly qualified and authorized representative of the insurance company evidencing that the required insurance coverage is in full force and effect, shall be deposited with Landlord on or before the Term Commencement Date, shall be maintained throughout the Term, and shall be renewed at least 30 days before the expiration of the term of the policy. No exclusion shall be permitted in any policy if it conflicts with any coverage required hereby, and, in addition, no policy shall contain any exclusion from liability for personal injury or sickness, disease or death or which in any way impairs coverage under the contractual liability coverage described above.

                      (iii) Tenant waives all rights of subrogation and recovery against all Landlord Indemnitees on account of any loss or damage arising from any cause, but only to the extent covered by any insurance (or self-insurance) required to be carried by Tenant pursuant to this
        Section 4.5. Tenant shall give notice to its insurance carrier or carriers that the foregoing waiver is contained in this Lease, and shall procure waiver of subrogation endorsements to all policies described in
        Section 4.5.

               4.6 INSURANCE TO BE PROCURED BY LANDLORD. Landlord shall procure and maintain, at all times during the Term, property insurance covering the Improvements for the perils covered by a standard "all risk" extended coverage fire insurance policy, including vandalism, malicious mischief, sprinkler leakage (including fire and sprinkler damage caused by earthquake), boiler, machinery and pressure vessel, lightning, windstorm, hail and other typical and commercially available coverages (the "PROPERTY INSURANCE POLICY"), in an amount equal to the full replacement cost of the Improvements. If Landlord elects in its sole discretion to procure a Property Insurance Policy with a deductible, Tenant shall have the right to approve the amount of the deductible and shall pay the entire amount of the deductible in the event of a casualty; provided, however, that the deductible shall not exceed two percent of the policy coverage amount unless approved by Landlord in its sole discretion. Tenant shall pay all premiums for the Property Insurance Policy upon invoice as Additional Rent. In addition, Landlord may elect at any time and from time to time, in its sole discretion, to procure, maintain or discontinue earthquake insurance covering the Improvements, whether as part of the Property Insurance Policy or separately (though references in Article 8 of this Lease to the "Property Insurance Policy" shall mean and include all included or separate earthquake insurance coverage as well), and in such event, Tenant shall pay as Additional Rent an amount equal to the lesser of: (a) one-half of the premium allocable to the earthquake coverage; or (b) the Maximum Earthquake Premium Contribution. For purposes of this Lease, the "MAXIMUM EARTHQUAKE PREMIUM CONTRIBUTION" shall be $75,000 for the first year of the Term, and thereafter shall be increased each year by four percent (4%) over the previous year, commencing on the first day of the month following the month in which the first anniversary of the Term Commencement Date occurs and thereafter on each anniversary of such adjustment date. Tenant shall pay the entire amount of the deductible in the event of an earthquake, but only if up to a maximum amount equal to the deductible for which Tenant is responsible under the Property Insurance Policy, and then only if Landlord is obligated to (and actually does) restore the Premises pursuant to Article 8. Landlord shall pay the balance of the deductible, if any, if Landlord is obligated pursuant to
Article 8 to restore the Premises in the event of an earthquake. Landlord, for itself and on behalf of all others who may now or hereafter hold an interest in the Premises (including without limitation any present or future Lender), waives all rights of subrogation and recovery against Tenant, and Tenant's agents, employees, contractors, subtenants and assignees, on account of any loss or damage arising from any cause, but only to the extent covered by the proceeds of the insurance that Landlord is expressly required to carry by this Section 4.6. Landlord shall give notice to its insurance carrier or carriers that the foregoing waiver is contained in this Lease, and shall procure a waiver of subrogation endorsement to the Property Insurance Policy.

               4.7 IMPOUNDS FOR INSURANCE PREMIUMS AND IMPOSITIONS. If Tenant is more than ten days late in the payment of Rent more than once in any consecutive 12 month period, Tenant shall at Landlord's election pay directly into a neutral third-party escrow depository (the "ESCROW") each month, a sum equal to one-twelfth (1/12) of the annual Impositions and insurance premiums payable by Tenant under this Lease. The Escrow shall be instructed to hold such payments in an interest bearing impound account, with interest accruing to Tenant's benefit. Tenant shall pay all fees and charges of the Escrow. If unknown, Landlord shall reasonably estimate the amount of Impositions and insurance premiums payable by Tenant. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If there is an uncured Event of Default by Tenant under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease. However, any impound required under this
Section 4.7 shall continue only until such time as Tenant has made all Rent payments on a timely basis for a period of 12 consecutive months.

               4.8 PARTIAL OCCUPANCY PERIOD. Notwithstanding anything in this Lease to the contrary, during the period between the Term Commencement Date and the Substantial Completion Date for the Second Increment (the "PARTIAL OCCUPANCY PERIOD"): (a) Landlord shall maintain all portions of the Premises except for the interior portions of Building A; and

(b) Landlord and Tenant shall share equally in all such maintenance costs, and in all other Premises Costs that are allocable to those portions of the Premises other than Building A, for the Partial Occupancy Period. Each party shall reimburse the other, within 30 days after receipt of invoice with reasonable substantiation, for 50% of all costs incurred as described in the preceding sentence.

                                    ARTICLE 5
                                 USE OF PREMISES

               5.1 PERMITTED USES. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.9 above. Tenant also may use the Premises for other purposes ancillary to the operation of a high technology corporate headquarters, subject to Landlord's prior written consent (which Landlord shall not unreasonably withhold, condition or delay).

               5.2 MANNER OF USE. Without limiting the applicability of Section
5.1 or any other provision of this Lease, Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance, waste or dangerous condition in, on or about the Premises. Tenant shall obtain and pay for all permits, except for the Certificate of Occupancy for the Initial Improvements, that are required for Tenant's occupancy of the Premises. Tenant shall not keep or permit to be kept any property on or about the Premises, or conduct any activity on or at the Premises, which exceeds the rated capacities of the Premises, as established in accordance with the Project Development Rider.

               5.3 COMPLIANCE WITH APPLICABLE LAWS. Tenant shall comply with, and the use, occupancy, operation, maintenance and repair, of the Premises shall comply with: (a) all present and future laws, statutes, ordinances, resolutions, entitlements, codes, orders, rules, regulations and requirements of all federal, state, and municipal governments, and the departments, commissions, boards and offices thereof, that are applicable at any time during the Term to Tenant or the Premises, as the context may require, including without limitation all Environmental Laws, the Americans With Disabilities Act and Title 22 of the California Code of Regulations (collectively, "APPLICABLE LAWS"); (b) the requirements of the Pacific Fire Rating Bureau, the American Insurance Association and any other insurer or insurance authority now or hereafter constituted to the extent required to obtain the insurance coverage required pursuant to the terms of this Lease; and (c) the requirements of any liens, easements, encumbrances, restrictions, rights and conditions to which this Lease is subject as of the Effective Date, or which are created after the Effective Date with Tenant's written consent (which consent may be granted or withheld in Tenant's sole and absolute discretion if the proposed lien, easement, encumbrance, restriction, right or condition would have a material and adverse effect on Tenant); provided, however, that Tenant shall have no right to approve any Mortgages (as defined in Section 11.1). Tenant shall provide Landlord promptly with copies of any notices of violation or deficiency Tenant may receive respecting the Premises from any public agency with jurisdiction or insurance authority, and Tenant shall promptly and fully cure and correct at its sole cost any such violation or deficiency.

               5.4 SIGNS. Tenant may place signs on the Premises, both interior and exterior, subject to compliance with all Applicable Laws and Landlord's prior written consent (which

Landlord shall not unreasonably withhold, condition or delay). Tenant shall pay for the installation and maintenance of any such signs, except to the extent provided by Landlord as part of the Initial Improvements pursuant to the Project Development Rider. At Tenant's request, Landlord shall provide reasonable cooperation to Tenant in securing any necessary governmental approvals for Tenant's signage, but Landlord shall not be required to incur any out-of-pocket costs in connection with such cooperation unless Tenant makes satisfactory arrangements to pay or reimburse Landlord for such out-of-pocket costs. Tenant shall remove all signs and graphics identifying Tenant (as distinguished from the addresses of the Buildings) prior to the Surrender Date. Such installations and removals shall be made in a manner as to avoid or minimize damage or defacement, including without limitation any discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs and/or repair any damage or defacement associated with the signs and/or their removal.

               5.5 LANDLORD'S ACCESS. Landlord shall have the right upon not less than two business days' prior written notice (except that no such notice shall be required in the event of imminent threat or danger to persons or property on or near the Premises), to enter upon any part of the Premises during normal business hours for the purpose of ascertaining the condition of the Premises, performing its obligations or exercising its rights under this Lease, posting notices of non-responsibility, ascertaining whether Tenant is complying with its obligations under this Lease or showing the Premises to prospective successors or Lenders, or during the last 24 months of the Lease Term, to prospective tenants. Landlord shall use all reasonable efforts in exercising its entry rights to avoid or minimize interference with Tenant's use of the Premises. Tenant may cause an employee or agent of Tenant to accompany Landlord's representatives during their entry onto the Premises. Landlord shall have the right to use any and all means it deems reasonably necessary or appropriate under the circumstances in order to obtain entry to the Premises in case of an imminent threat or danger to persons or property, and such entry shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an actual or constructive eviction of Tenant from the Premises or any portion thereof.

               5.6 QUIET ENJOYMENT. Subject to there being no uncured Event of Default by Tenant under this Lease, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term, subject to the terms, conditions and reservations contained in this Lease, without hindrance or molestation by anyone claiming by, through or under Landlord.


                                    ARTICLE 6
           CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS

               6.1 EXISTING CONDITIONS. Subject to Landlord's acquisition of the Land and construction of the Initial Improvements in accordance with the requirements of the Project Development Rider, Tenant shall accept the Premises subject to all recorded matters, laws, ordinances and governmental regulations and orders in effect on the Effective Date. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or suitability of the Premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Land and the suitability thereof for construction of the Initial Improvements, and is not relying on any representations of Landlord or any Broker with respect thereto.

               6.2  MAINTENANCE AND REPAIRS.

               (a) Tenant's Obligations. At all times during the Term and any holdover period, Tenant shall keep, maintain and preserve the Premises in good, safe condition and repair consistent with that of other first class corporate headquarters projects in the Tri-Valley area of the same or comparable vintage, and shall make all necessary repairs, replacements and Alterations (whether foreseen or unforeseen, ordinary or extraordinary) in order to maintain the Project in accordance with this standard and comply with all Applicable Laws, except for those matters that are expressly made the obligation of Landlord pursuant to Section 6.2(b) below. Except as expressly set forth in Section 6.2(b) below, Landlord shall not be obligated to make any repairs, replacements or Alterations of any kind, nature or description whatsoever, and Tenant hereby expressly waives any right to terminate this Lease (except as otherwise provided in Article 17 below) or, except as provided in Section 6.2(b) below, to make repairs at Landlord's expense pursuant to California Civil Code sections 1932(l), 1941, 1942, or any amended, similar or successor laws. If Tenant fails to maintain or repair the Premises as required by this Lease and such failure constitutes an Event of Default, Landlord shall have the right, but not the obligation, to enter onto the Premises and perform such maintenance or repair for the account of Tenant, and in such event Landlord shall have no liability to Tenant for any loss or damage to Tenant's personal property, or interference with Tenant's use, enjoyment or operation of the Premises, except to the extent caused by Landlord's gross negligence or willful misconduct. If Landlord performs any such repairs or maintenance, Tenant shall pay all reasonable costs thereof to Landlord as Additional Rent.

               (b) Landlord's Obligation. Landlord's sole obligation with respect to the maintenance and repair of the Premises shall be to perform all maintenance and repairs that may become necessary at any time during the Lease Term to the structural elements of the Buildings, which shall be limited to the foundations, footings, structural elements of load-bearing walls only (but not the interior or exterior surfaces) and roof structure (but not the surface). Tenant shall give Landlord prompt written notice if Tenant believes that there is a condition that requires maintenance or repair by Landlord. Notwithstanding any contrary provision of this Lease, if Tenant provides written notice to Landlord of the need for maintenance and/or repairs which are Landlord's obligation to perform under this Section 6.2(b), and Landlord fails to commence such maintenance and/or repairs within a commercially reasonable period of time, given the circumstances, after receipt of such notice, then Tenant may proceed to undertake such repairs and/or maintenance upon delivery of an additional three business day notice to Landlord that Tenant is taking such action. If such maintenance and/or repairs were required by this Section 6.2(b) to be performed by Landlord, then Tenant shall be entitled to reimbursement by Landlord of Tenant's reasonable costs and expenses in performing such maintenance and/or repairs. Reimbursement shall be made within 30 days after Landlord's receipt of invoice of such costs and expenses, together with reasonable documentation substantiating such costs and expenses, and if Landlord fails to so reimburse Tenant within such 30-day period, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease the amount of such invoice together with interest which shall have accrued on the amount of such invoice during the period from and after Tenant's delivery of such invoice to Landlord through and including the date Landlord delivers to the payment to Tenant, at the Interest Rate; provided, however, that notwithstanding the foregoing to the contrary, if:
(i) Landlord delivers to Tenant within such three-business day period described above, a written objection to Tenant's right to receive any such reimbursement based upon Landlord's claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease; or (ii) Landlord delivers to Tenant, within 30 days after receipt of Tenant's invoice, a written objection to the payment of such invoice based upon Landlord's claim that such charges are excessive (in which case Landlord shall reimburse Tenant, within such 30-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement or deduction from Rent, but Tenant may proceed to institute legal proceedings to determine and collect the amount, if any, of such reimbursement. In the event Tenant prevails in such legal proceedings and receives a monetary judgment against Landlord, then Landlord shall pay such judgment to Tenant within 30 days of the date such monetary judgment is entered. If such monetary judgment is not so paid, then, notwithstanding any contrary provision of this Lease, Tenant shall be entitled to deduct from Rent payable under this Lease the amount of such monetary judgment, together with interest which shall have accrued on such monetary judgment during the period from and after the day after the date such monetary judgment was received through and including the date that Tenant deducts from Rent the amount of such monetary judgment, at the Interest Rate.

               6.3  ALTERATIONS.

               (a) Improvements and Alterations Defined. For purposes of this
Lease:

                      (i) the term "IMPROVEMENTS" shall mean all buildings, utilities, monuments, fences, walls, driveways, landscaping and other structures and facilities that are constructed, planted or installed on, under or within the Premises, including without limitation the Initial Improvements and any Alterations; and

                      (ii) the term "ALTERATIONS" shall mean any alterations, renovations, reconstructions, replacements or modifications of any Initial Improvements, any Improvements that are constructed after the Initial Improvements, and any alterations, renovations, reconstructions, replacements or modifications of any such subsequently constructed Improvements.

               (b) Permitted Alterations. Tenant may make, at its sole cost and expense, Alterations that are: (i) non-structural in nature; (ii) do not materially affect the roofing, mechanical, electrical, vertical transport or other systems of the Buildings; and (iii) are not visible from the exterior of the Premises. Any other Alterations may be undertaken only with Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord's consent in all cases may be conditioned upon Tenant's agreement to remove the Alterations and restore the Premises to its condition prior to installation of the Alterations, on or before the Surrender Date, unless the Alterations are of a design, quality, quantity and character that are typical of first class corporate headquarters projects of new or recent vintage so that there will be no material adverse effect on Landlord's ability to relet the Premises. If Landlord's consent to any proposed Alterations is required, Tenant shall submit a written request therefor to Landlord in the form attached as Exhibit D. If

Tenant submits such request and Landlord does not indicate in its consent to the Alterations that removal and restoration at the end of the Term will be required, Landlord shall be deemed to have waived its right to require removal and restoration with respect to such Alterations. Landlord shall not, however, be deemed under any circumstances to have waived its right to require removal and restoration with respect to any Alterations for which its consent is not requested.

               (c) Pre-Conditions to Construction. Before commencing construction of any Alterations, Tenant shall (regardless of whether Landlord's consent to the Alterations is required): (i) procure all entitlements that may be required by Applicable Laws as a condition to the start of construction; (ii) provide Landlord with copies of the approved plans and building permit (if such a permit is required); and (iii) provide Landlord with certified copies or certificates of the builder's risk insurance policy required by Section 4.5(d) above. Tenant shall give Landlord at least 15 days' written notice before commencing construction of any Alterations so that Landlord may post and record one or more notices of non-responsibility, and Tenant shall maintain the notice(s) in the location(s) reasonably designated by Landlord.

               (d) Construction Standards. All Alterations shall be constructed in a good and workmanlike manner by a qualified and reputable contractor reasonably approved by Landlord, substantially in accordance with the approved plans, and subject to the requirements of all entitlements applicable to the Premises and all other requirements of Applicable Laws and this Lease, using workmanship and materials of a quality consistent with the first class nature of the Premises, all at no cost or liability to Landlord. Tenant's notice under
Section 6.3(c) shall identify the contractor(s) Tenant intends to use, and Landlord shall notify Tenant promptly after receipt of such notice if Landlord reasonably objects to the use of such contractor(s). Once construction is commenced, Tenant shall prosecute the work diligently and continuously to completion, subject to Force Majeure. Tenant shall at no cost to Landlord correct, or cause its contractor to correct, any material defects in any construction work performed in connection with the Alterations.

               (e) Completion. Upon completion of any Alterations, Tenant shall:
(i) record a notice of completion in the Official Records of Alameda County;
(ii) provide Landlord with reasonable evidence (e.g., a title policy endorsement) that no Liens (as defined below) have resulted from the construction work; and (iii) provide Landlord with a complete set of as-built drawings for the Alterations showing all field changes, substitutions and other deviations from the approved plans, on a CAD electronic file and on mylar or another high quality reproducible medium.

               (f) Alterations Required by Law. The parties intend that Tenant's obligations under Section 5.3 to comply with all existing and future Applicable Laws affecting the Premises shall include (but not be limited to) any Alterations to the Premises necessary to comply with any Applicable Laws, regardless of whether any such Alterations are structural or non-structural in nature, except solely for those Applicable Laws that relate to the design and construction of the Base Building Work (as defined in Section 2.1 of the Project Development Rider) and were in effect on the Term Commencement Date. Without limiting the generality of the foregoing, Tenant shall be responsible for all future compliance, whether or not presently foreseeable, with the Americans With Disabilities Act, Environmental Laws, earthquake retrofitting, fire safety and similar laws arising after the Term Commencement Date. In the event any Alteration is required under this Section 6.3(f), Tenant shall give Landlord at least 30 days prior written notice thereof so that Landlord may elect, in its sole discretion, to perform the Alteration. Any such Alterations made necessary by changes in Applicable Laws that become effective during the first ten years of the Term shall be at Tenant's sole cost and expense. The cost of any Alterations made necessary by changes in Applicable Laws that became effective after the tenth anniversary of the Term Commencement Date shall be shared equally by Landlord and Tenant, and Tenant's share of such costs shall be amortized over the remainder of the Term (but not any extensions) on a straight line basis, using a then current market interest rate, and shall be payable in equal monthly installments as Additional Rent.

               (g) No Liens. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant, and that no mechanic's, materialmen's or other liens, stop notices or encumbrances (collectively, "LIENS") for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the Premises. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or furnishing of any materials in connection with the construction, repair or replacement of any Alterations, or as giving Tenant any right, power or authority to contract for or to permit, on Landlord's behalf or as to Landlord's interest, the rendering of any services or the furnishing of any materials. Landlord shall have no obligation to Tenant or to any contractor, subcontractor, supplier, materialman, worker or other person, firm or corporation who engages in or participates in any construction of any Alterations unless Landlord expressly undertakes such obligation in writing. Tenant shall not permit or suffer any Lien against all or any part of the Premises. If any claim or notice of Lien is filed, Tenant shall promptly cause the Lien to be bonded over, at no cost to Landlord, so that the Lien shall have no further effect on the Premises. If Tenant fails to so remove the effect of the claim or notice of Lien within 20 days after receiving Landlord's written request, Landlord shall have the right, but not the obligation, without waiving any other rights and remedies it may have against Tenant and without further notice to Tenant, to cause the Lien to be removed from record by any means Landlord deems proper in its sole discretion, including without limitation making full payment to the Lien claimant without regard to the validity of its claim. In the event Landlord causes a Lien to be removed from record, Tenant shall pay Landlord, as Additional Rent, all costs and expenses reasonably incurred in connection therewith, including without limitation reasonable attorneys' fees, costs and disbursements. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

               (h) Landlord's Costs. Tenant shall pay, as Additional Rent, Landlord's reasonable out-of-pocket consultants', attorneys' and other fees and costs incurred in connection with any proposed Alteration that requires Landlord's consent. Landlord shall provide Tenant with reasonable supporting documentation of all such fees and costs.

               6.4 SURRENDER. On the Termination Date, Tenant shall vacate and surrender actual and exclusive possession of the Premises to Landlord, broom clean and in the same condition as on the Term Commencement Date, reasonable and ordinary wear and tear and damage due to casualty or condemnation excepted. Without limiting the generality of the foregoing, the roofing, mechanical, electrical, vertical transport or other systems of the Buildings shall be in good operating order and condition of repair that reflects continuous maintenance and repair consistent with the requirements of this Lease. Tenant shall remove any Alterations (whether or not made with Landlord's consent) prior to the expiration of the Lease, and restore the Premises to its prior condition, all at Tenant's sole cost and expense, unless Landlord previously has waived in writing, or is deemed pursuant to Section 6.3(b) to have waived, its right to require removal of the Alterations. Tenant also shall deliver to Landlord on the Termination Date all entitlements, plans, surveys and other documents, keys, operations manuals and other items of personal property in Tenant's possession or control that directly relate to or are necessary for the operation of the Premises, copies of any service contracts (which Landlord shall have no obligation to assume), and an amount equal to all accrued but unpaid Impositions and other Project Costs with respect to the Premises, prorated to the Termination Date.

               6.5 TITLE TO IMPROVEMENTS. Title to the Improvements shall be and remain in Landlord at all times. During the Lease Term, Landlord shall have the sole right to claim any available depreciation and other tax benefits with regard to the Improvements, except that Tenant shall have the right to claim any available depreciation and other tax benefits with regard to any Alterations for which it pays.

                                    ARTICLE 7
                               HAZARDOUS MATERIALS

               7.1  DEFINED TERMS.

               (a) Hazardous Materials. For purposes of this Lease, "HAZARDOUS MATERIALS" shall mean and include any substance which is or at any time prior to the Surrender Date becomes: (i) defined under any Environmental Law (defined below) as a hazardous substance, hazardous waste, hazardous material, pollutant or contaminant; (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof; (iii) a hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic or a reproductive toxicant; or (iv) otherwise regulated pursuant to any Environmental Law.

               (b) Environmental Laws. For purposes of this Lease, "ENVIRONMENTAL LAWS" shall mean and include all present and future federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements of all federal, state and local governmental agencies or other governmental entities with legal authority pertaining to the protection of human health and safety or the environment.

               (c) Release. For purposes of this Lease, "RELEASE" shall mean and include any accidental or intentional spilling, leaking, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, migrating, dumping or disposing into the air, land, surface water, ground water or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Materials).

               7.2  COMPLIANCE WITH ENVIRONMENTAL LAWS.

               (a) Tenant shall at all times during the Lease Term comply with all Environmental Laws applicable to Tenant and/or the Premises. Without limiting the generality of the foregoing, Tenant shall procure and maintain in effect at all times during the Term and any holdover period any permits and licenses required by any Environmental Law for Tenant's operations on or about the Premises. Notwithstanding anything to the contrary in the foregoing, with respect to any Hazardous Materials in, on, under or about the Land: (i) that predate the Term Commencement Date; and (ii) of which neither Landlord nor Tenant had constructive or actual knowledge prior to the Term Commencement Date (singly or collectively, "UNKNOWN PRE-EXISTING CONDITIONS"), the following shall apply:

                      (1) Subject to the limitations set forth in Section 7.2(b) below, all remedial and other actions required to comply with Environmental Laws in connection with Unknown Pre-Existing Conditions during the first ten years of the Term shall be at Tenant's sole cost and expense.

                      (2) Subject to the limitations set forth in Section 7.2(b) below, the reasonable costs of all remedial and other actions required to comply with Environmental Laws in connection with Unknown Pre-Existing Conditions after the tenth anniversary of the Term Commencement Date shall be shared equally by Landlord and Tenant. Landlord shall reimburse Tenant, within 30 days after receipt of invoice and reasonable substantiation, for one-half of all costs reasonably incurred by Tenant after the tenth anniversary of the Term Commencement Date in connection with such compliance.

               (b) Landlord shall, at its sole cost and expense, comply with all Environmental Laws in connection with any Unknown Pre-Existing Conditions as to which Landlord's indemnity obligations under Section 7.5(b) are applicable.

               (c) Nothing in this Section 7.2 shall be construed as obligating Tenant to comply with Environmental Laws in connection with Hazardous Materials conditions which are known to Landlord and Tenant prior to the Term Commencement Date unless Tenant has approved such Hazardous Materials conditions pursuant to
Section 1.2 of the Project Development Rider.

               7.3 RELEASES. Tenant shall not cause or permit to occur during the Lease Term or any holdover period any Release of a Hazardous Material or any condition of pollution or nuisance on or about the Premises, whether affecting surface water or ground water, air, the surface of the Land or the subsurface environment. Prior to the Surrender Date, Tenant shall have removed from the Premises all Hazardous Materials introduced onto or permitted on the Premises by Tenant. In the event any Release of a Hazardous Material to the environment, or any condition of pollution or nuisance, occurs on or about or beneath the Premises after the Effective Date that is not the result of any act or omission of a Landlord Indemnitee (as defined below) or of any contractor(s) retained by any Landlord Indemnitee, Tenant shall promptly undertake all remedial measures required to clean up, abate or otherwise respond to the Release, pollution or nuisance, in accordance with applicable Environmental Laws, at Tenant's sole cost and expense (but subject to Tenant's right to recover from responsible third parties), such that the affected portions of the Premises and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials and Landlord can make full economic use of the Land, the Buildings and all other Improvements. The environmental consultant, response/closure plan and remediation contractor all shall be subject to Landlord's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) and shall include suitable protections for the benefit of Landlord and any Lender. If Tenant fails to timely comply with its obligations under this Section 7.3, Landlord shall have the right, but not the obligation, to perform any or all of such obligations and recover all costs and expenses reasonably incurred in connection therewith as Additional Rent. Where Tenant undertakes remedial measures to clean-up, abate or otherwise respond to a Release, pollution or nuisance which is caused by the acts or omissions of third parties, Tenant may seek to recover from such third parties all expenses and losses incurred or sustained by Tenant in connection with such Release, pollution or nuisance, and Tenant shall be subrogated to all rights of recovery Landlord may have against such third parties.

               7.4 HAZARDOUS MATERIALS LIST. Within 30 days before the Term Commencement Date, Tenant shall provide Landlord with a full and complete list of all Hazardous Materials (the "HAZARDOUS MATERIALS LIST") which Tenant will use, store or generate, or which may be contained in any products or materials which Tenant will use, store or generate, on or about the Premises. The Hazardous Materials List shall contain the common name of each product or material, and both the scientific name and the CAS number of all chemical substances contained in such product or material. Tenant shall notify Landlord, by providing an updated Hazardous Materials List, if: (a) Tenant intends to begin using, storing or generating any new Hazardous Material; or (b) Tenant determines that a product or material it is using, storing or generating contains a Hazardous Material which was not previously described in the Hazardous Materials List. The Hazardous Materials List, and any updated Hazardous Materials List, shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed so long as the Hazardous Materials are those commonly used, stored and generated in connection with the Permitted Uses.

               7.5  ENVIRONMENTAL INDEMNITY.

               (a) Tenant shall indemnify, defend, and hold all Landlord Indemnitees harmless from and against any and all claims, suits, causes of action, demands, losses, damages, diminution of property value, liabilities, fines, penalties, costs, taxes, charges, administrative and judicial proceedings, orders, judgments, remedial actions and compliance requirements, including without limitation enforcement and clean-up actions, third-party tort and property claims, natural resource damages, additional costs of ownership, maintenance and development of the Premises (over and above those incurred for the ownership, maintenance and development of the Premises as tendered to Tenant), expenses (including without limitation reasonable attorneys' fees and expenses, costs of defense and costs and expenses of all experts and consultants) arising, directly or indirectly, in whole or in part, out of: (i) any non-compliance by Tenant, or any of Tenant's employees, agents, contractors, invitees or guests, with any Environmental Laws; (ii) any use, storage, generation, production, Release, disposal or transportation of any Hazardous Materials at, on, in, about or under the Premises at any time during Tenant's occupancy and/or possession of the Premises; or (iii) the migration from the Premises, at any time, of any Hazardous Materials Released at, on, in, about, or under the Premises at any time during Tenant's occupancy and/or possession of the Premises. Tenant shall promptly assume its defense and indemnification obligations upon written notice from any

Landlord Indemnitee. Landlord Indemnitees may participate in, but not control, the defense of the claim at their own expense. Tenant shall not settle any claim without Landlord Indemnitees' agreement, which agreement shall not be unreasonably withheld, conditioned or delayed. The indemnification set forth in this Section 7.5 is in addition to, and shall not enlarge, diminish, modify, or substitute for, any common law, statutory or other rights that Landlord Indemnitees may have against Tenant regarding environmental issues. For purposes of this Section 7.5, "LANDLORD INDEMNITEES" shall mean and include each and all of the following: (w) Landlord; (x) Wilcox Development Services, Inc. and its affiliates and related entities (collectively, "WILCOX"); (y) Landlord's successor owners during the Lease Term (collectively, "SUCCESSOR OWNERS"); and
(z) the respective officers, directors, trustees, members, partners, shareholders, employees, agents, successors and assigns of Landlord, Wilcox and the Successor Owners.

               (b) Landlord shall indemnify, defend and hold harmless Tenant, and Tenant's officers, directors, trustees, members, partners, shareholders, employees, agents, successors and assigns, from and against any and all claims, suits, causes of action, demands, losses, damages, diminution of value, liabilities, fines, penalties, costs, taxes, charges, administrative and judicial proceedings, orders, judgments, remedial actions and compliance requirements, including without limitation enforcement and clean-up actions, third-party tort and property claims, natural resource damages, and additional costs of maintaining and repairing the Premises, arising directly or indirectly, in whole or in part, out of any Release of a Hazardous Material to the environment, or any condition of pollution or nuisance, occurring on or about or beneath the Premises after the Effective Date due to an act or omission of any Landlord Indemnitee or of any contractor(s) retained by any Landlord Indemnitee.

               7.6 SURVIVAL; HOLDOVER UNTIL REMEDIATION COMPLETED. The parties' obligations and liabilities under this Article 7 shall survive the expiration or earlier termination of this Lease. If Landlord determines at the expiration or earlier termination of this Lease that the environmental condition of the Premises is not in compliance with the requirements of this Lease, Landlord shall have the right, but not the obligation, to require Tenant to hold over in possession of the Premises until Tenant can surrender the Premises to Landlord in the condition required by this Lease.

                                    ARTICLE 8
                      DAMAGE AND DESTRUCTION; CONDEMNATION

               8.1 DAMAGE OR DESTRUCTION. If, during the Term, the Premises are partially or totally damaged or destroyed by fire or other casualty, Landlord shall repair and restore the Premises with reasonable diligence to the condition existing prior to such damage or destruction and Tenant shall continue to pay Base Rent in full, without abatement or reduction; provided, however, that:

               (a) If it is reasonably projected that Substantial Completion of the restoration work will take longer than 18 months from the date of the casualty, Tenant shall have the right to terminate this Lease upon written notice to Landlord so long as such notice is given within 30 days after the date the estimate of the time for restoration is provided to Tenant. If Tenant does not exercise its right to terminate within such 30-day period, it shall be deemed to have waived such termination right and elected to continue the Lease in full force and effect. If Tenant does exercise its right to terminate within the 30-day period, the Lease shall be deemed terminated as of the date of the casualty, Landlord shall be entitled to retain all proceeds of the Property Insurance Policy and Landlord shall refund any Rent paid, to the extent allocable to the period after the casualty, as well as the Security Deposit, and neither party shall have any further rights or obligations under this Lease, except for those obligations that are expressly provided to survive the termination of this Lease.

               (b) If it is reasonably projected that Substantial Completion of the restoration work will take longer than 18 months from the date of the casualty, or if despite Landlord's maintenance of the Property Insurance Policy required under Section 4.6, the amount of insurance proceeds reasonably projected to be available will not be sufficient to cover at least 95% of the reasonably estimated total cost of the restoration work (including without limitation all hard and soft costs and reasonable contingencies), Landlord shall have the right to terminate this Lease upon written notice to Tenant so long as such notice is given within 30 days after the date the estimate of the time for restoration or estimates of the amount of available insurance proceeds and total restoration costs, as the case may be, are provided to Landlord. If Landlord does not exercise its right to terminate within such 30-day period, it shall be deemed to have waived such termination right and elected to restore the Premises and continue the Lease in full force and effect. If Landlord does exercise its right to terminate within the 30-day period, the Lease shall be deemed terminated as of the date of the casualty, Landlord shall be entitled to retain all proceeds of the Property Insurance Policy, Landlord shall refund any Rent paid for the period after the casualty as well as the Security Deposit, and neither party shall have any further rights or obligations under this Lease, except for those obligations that are expressly provided to survive the termination of this Lease. Notwithstanding the foregoing, if Landlord exercises its termination right under this Section 8.1(b) because the proceeds of the Property Insurance Policy reasonably projected to be available will be less than 95% of the reasonably estimated total cost of the restoration work, Tenant may avoid termination of this Lease by delivering to a neutral escrow depository, within 30 days after receipt of Landlord's termination notice (which notice shall specify the shortfall in the insurance proceeds): (i) the entire amount of the shortfall between the insurance proceeds and 95% of the total cost of the restoration work; and (ii) irrevocable instructions, in form reasonably acceptable to Landlord, to disburse such amount to Landlord ratably, on a monthly basis, over the course of the restoration work. In such case, this Lease shall continue in effect and Landlord shall restore the Premises in accordance with this Article 8. In the event the actual total cost of the restoration work is less than the amount estimated, Tenant shall be entitled to a rebate of the amount it overpaid, and in the event the actual total cost of the restoration work exceeds the amount estimated, Tenant shall pay such shortfall to Landlord as Additional Rent.

               (c) If the proceeds of the Property Insurance Policy are payable to a Lender, then Landlord's obligation to restore the Premises shall be subject to the availability to Landlord of such insurance proceeds to the extent needed to pay for the restoration. Landlord shall use its best efforts in good faith to cause such insurance proceeds to be made available to Landlord for such purpose but shall have no obligation to initiate or prosecute any legal proceeding against the Lender. If the Lender does not make such insurance proceeds available to Landlord, the Lease shall be deemed terminated as of the date of the casualty, Landlord and/or the Lender shall be entitled to retain all proceeds of the Property Insurance Policy, and neither party shall have any further rights or obligations under this Lease, except for those obligations that are expressly provided to survive the termination of this Lease.

               (d) If Landlord does not achieve Substantial Completion of the restoration work required under this Article 8 within 60 days after the reasonably projected date for such Substantial Completion (the "RESTORATION DELAY DATE"), Tenant again shall have the right to terminate this Lease upon written notice to Landlord so long as such notice is given within 30 days after the Restoration Delay Date. If Tenant exercises this termination right, the Lease shall be deemed terminated as of the date of the casualty, Landlord shall be entitled to retain all proceeds from the Property Insurance Policy, Landlord shall refund any Rent paid for the period after the casualty as well as the Security Deposit, and neither party shall have any further rights or obligations under this Lease, except: (i) for those obligations that are expressly provided to survive the termination of this Lease; and (ii) where Landlord's failure to achieve Substantial Completion of the restoration work by the Restoration Delay Date is attributable primarily to Landlord-Caused Delays, Tenant may recover all damages sustained as a consequence of Landlord's default in its obligation to restore the Premises. The Restoration Delay Date established above shall be extended by one day for each day of delay in Substantial Completion of the restoration work caused by Force Majeure or by Tenant Delays.

               (e) If a casualty occurs during the last 36 months of the Term that renders 50% or more of the Premises unusable for its permitted uses, either party shall have the right to terminate this Lease upon written notice to the other so long as such notice is given within 30 days after the date of the casualty. If the neither of the parties exercises its right to terminate within such 30-day period, they shall be deemed to have waived such termination right and elected to continue the Lease in full force and effect. If either party does exercise its right to terminate within the 30-day period, the Lease shall be deemed terminated as of the date of the casualty, Landlord shall be entitled to retain all proceeds of the Property Insurance Policy, and Landlord shall refund any Rent paid for the period after the casualty as well as the Security Deposit, and neither party shall have any further rights or obligations under this Lease, except for those obligations that are expressly provided to survive the termination of this Lease. Notwithstanding the foregoing, if: (i) Landlord is not entitled to terminate this Lease pursuant to Section 8.1(b); and (ii) Landlord exercises the termination right under this Section 8.1(e); and (iii) Tenant then holds an unexpired option to extend the term, then Tenant may avoid termination of this Lease by exercising the extension option within 30 days after receipt of Landlord's termination notice. In such case, this Lease shall continue in effect and Landlord shall restore the Premises as and to the extent provided in this Article 8.

               8.2  CONDEMNATION.

               (a) If the entire Premises is Taken as a result of the exercise of the right of eminent domain, or if less than the entire Premises is Taken, but the Premises cannot be restored to a condition suitable for Tenant's use as a corporate headquarters, the Lease shall be deemed terminated as of the Date of Taking and neither party thereafter shall have any further rights or obligations under this Lease, except for those obligations that are expressly provided to survive the termination of this Lease. For purposes of this Section 8.2, the terms "TAKEN" or "TAKING" shall mean an acquisition and/or damaging, including severance damage, by eminent domain, inverse condemnation, or deed or transfer in contemplation of a Taking, for any public or quasi-public use under any statute or law. The "DATE OF TAKING" shall be the earlier of: (i) the date actual physical possession is Taken by the condemnor; (ii) the date on which the right to compensation and damages accrues; or (iii) the date on which title vests in the condemnor.

               (b) If less than the entire Premises is Taken and the remaining portion of the Premises can be restored to a condition suitable for Tenant's use as a corporate headquarters, Landlord shall promptly and diligently proceed with such restoration and this Lease shall continue in full force and effect. During the period from the Date of Taking to the date restoration of the Premises is completed, Rent shall be equitably abated in accordance with any diminution in use. Upon completion of the restoration, Rent shall be equitably reduced for the remainder of the Term as appropriate to account for the reduced utility to Tenant, if any, that occurs by reason of the Taking.

               (c) All compensation and awards for any Taking of all or any part of the Premises shall belong to Landlord, except that Tenant shall have the right to recover from the Taking authority (but not from Landlord) any compensation which may be awarded to or recoverable by Tenant for: (i) the Taking of Tenant's furnishings, fixtures, equipment and other personal property within the Premises; (ii) Tenant's relocation expenses; (iii) any bonus or excess value of this Lease; (iv) the unamortized value of any Alterations that are Taken (without taking into account any unexercised extension options); and
(v) any loss of goodwill or other damage to Tenant's business resulting from such Taking.

               8.3 DISPUTE RESOLUTION. In the event the parties are unable to agree upon: (a) whether the conditions provided in this Article 8 for the termination of this Lease by either party have been satisfied; (b) the allocation of responsibility for delays in the restoration of the Premises; or
(c) any other matter of contention arising under this Article 8, the matter(s) shall be decided through a binding arbitration to be conducted under the auspices of the American Arbitration Association by an arbitrator having at least ten years of experience in commercial lease transactions.

                                    ARTICLE 9
                            ASSIGNMENT AND SUBLETTING

               9.1 LANDLORD'S CONSENT. Except as otherwise provided in Sections
9.4 and 9.5 below, Tenant shall have the right to assign this Lease or sublease all or part of the Premises only with Landlord's prior written consent. Such consent shall not be unreasonably withheld, conditioned or delayed by Landlord, subject to all of the following terms and conditions:

               (a) Tenant shall provide Landlord with: (i) written notice of any proposed assignment or sublease; (ii) documentation regarding the proposed assignee's or subtenant's financial condition and capability, nature of business and past tenancy references; (iii) the economic and other material terms of the proposed assignment or sublease; (iv) Tenant's current financial condition and capability; and (v) such other information as Landlord may reasonably request.

               (b) In determining whether to approve a proposed assignment or sublease, Landlord shall have the right to consider the following factors: (i) the financial condition and capability of Tenant and the proposed assignee or sublessee; (ii) the similarity of the proposed assignee's or sublessee's business to Tenant's current business; (iii) the nature, quality and character of the proposed assignee or sublessee; and (iv) such other factors as are recognized as being commercially reasonable.

               (c) Within ten business days after receipt of Tenant's complete submission under Section 9.1(a), Landlord shall notify Tenant whether or not it consents to the proposed assignment or sublease. If Landlord notifies Tenant that it withholds consent, such notice shall describe with reasonable specificity the grounds for withholding such consent. If Landlord fails to notify Tenant within the ten-business day period whether or not it consents to the proposed assignment or sublease, Tenant shall give Landlord written notice that it has not received a response, and if Landlord fails to notify Tenant within five business days thereafter whether or not it consents to the proposed assignment or sublease, it shall be deemed to have withheld its consent.

               9.2 APPROVAL OF TRANSFER DOCUMENTATION. Landlord's consent to any proposed assignment or sublease shall be conditioned upon Landlord's review and approval of the assignment or sublease documentation, and subsequent receipt of a fully executed copy thereof. Landlord's approval of such documentation shall not be unreasonably withheld, conditioned or delayed. Landlord's consent to one assignment or sublease shall not waive the requirement of its consent to any subsequent assignment or sublease. If Tenant assigns this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant in a written instrument satisfactory to Landlord and furnished to Landlord not later than 15 days before the effective date of such assignment. If Tenant subleases the Premises as permitted herein, Tenant shall obtain and furnish to Landlord in form satisfactory to Landlord, not later than 15 days before the effective date of such sublease, the written agreement of the subtenant to attorn to Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

               9.3 CONTINUING RESPONSIBILITY. Landlord's consent to an assignment or sublease shall not release Tenant from the performance of any of its obligations under the Lease. In the case of any assignment or sublease, Tenant and its assignee or sublessee shall be jointly and severally primarily liable for such performance. If the assignee or sublessee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee or sublessee. Landlord may consent to subsequent assignments or modifications of this Lease by the assignee or assignments of a sublease or further subletting by a sublessee without notifying Tenant or obtaining its consent, and any such action shall not relieve Tenant from any liability under this Lease; provided, however, that any modification of this Lease (after a permitted assignment) that materially enlarges Tenant's obligations shall not be binding on Tenant unless Tenant has approved the modification in writing. Any assignment or sublease without Landlord's prior written consent that is not expressly permitted by Section 9.4 or 9.5, or which purports to or in any way has the effect of changing a permitted use under this Lease, shall be void at Landlord's option.

               9.4 AFFILIATE TRANSACTIONS. Tenant may assign this Lease, or sublet all or any portion of the Premises, to any Tenant Affiliate (as defined below) without Landlord's consent so long as: (a) there is no uncured Event of Default under this Lease; and (b) in the case of an assignment or a sublease of more than 50% of the Premises, the aggregate net worth of Tenant and the Tenant Affiliate at the time of the proposed assignment or sublease is no less than Tenant's net worth was on the Effective Date. For purposes of this Lease, "TENANT AFFILIATE" means and includes any affiliate, parent or subsidiary of Tenant, or any entity that results from a reorganization, merger, sale of assets, sale or redemption of stock, or assignment, transfer or hypothecation of any ownership interest in Tenant. Tenant shall provide Landlord with all documentation, including without limitation financial statements and the proposed assignment or sublease documentation, that may be reasonably necessary to confirm that the assignment or sublease satisfies the requirements of this
Section 9.4. Tenant shall provide Landlord with a fully-executed copy of any such assignment or sublease.

               9.5 MINOR SUBLEASE. Tenant may sublease up to an aggregate of ten percent of the rentable area of the Premises to customers or joint venturers without Landlord's consent so long as: (a) there is no uncured Event of Default under this Lease at the time of the proposed sublease; and (b) the space so subleased is not separately demised. Tenant shall provide Landlord with all documentation, including without limitation the proposed sublease documentation, that may be reasonably necessary to confirm that the sublease satisfies the requirements of this Section 9.5. Tenant shall provide Landlord with a fully-executed copy of any such sublease.

               9.6 ADMINISTRATIVE COSTS; PROFIT. If Tenant requests Landlord's consent to an assignment or sublease, Tenant shall pay to Landlord, as Additional Rent, all attorneys' fees and other out-of-pocket costs reasonably incurred by Landlord in connection with its review of, and response to, Tenant's proposed assignment or sublease. In addition, Tenant shall pay to Landlord, as Additional Rent, one-half of all Profit (defined below) realized by Tenant from the assignment or sublease ("LANDLORD'S SHARE") as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or sublessee that Landlord's Share shall be paid to Landlord directly by the assignee or sublessee. For purposes of this Lease, "PROFIT" shall mean: (a) all amounts paid to Tenant in connection with the assignment or sublease, including without limitation "key" money, commissions and finder's fees, monthly rent in excess of the Base Rent payable under this Lease, and all fees and other consideration paid in connection with the assignment or sublease, including without limitation consideration for trade fixtures and other personal property, and compensation under any collateral agreements; after deducting therefrom (b) all out of pocket costs and expenses actually and reasonably incurred by Tenant in connection with the assignment or sublease, including without limitation real estate broker's commissions or consulting fees, legal expenses and costs of improving or renovating the Premises in order to effectuate the assignment or sublease. Tenant shall be entitled to recover the costs and expenses described in clause
(b) before paying the Landlord's Share to Landlord. In the case of a sublease of less than all the Premises, the Profit shall be calculated by comparing the subrent for the subleased space against that portion of the Base Rent that is allocable, on a pro rata basis, to the subleased square footage. Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within 30 days after the assignment or sublease is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. Landlord's receipt of Landlord's Share shall not be deemed a consent to any further assignment or sublease.

               9.7 ASSIGNMENT OF SUBLEASE RENTS. Tenant hereby assigns to Landlord all of its rights to receive rent and other consideration from any sublease, and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application, may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any Event of Default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be deemed to have been revoked and terminated immediately upon the occurrence of an Event of Default by Tenant).

                                   ARTICLE 10
                               DEFAULTS; REMEDIES
               10.1 COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

               10.2 DEFAULTS. The occurrence of any one or more of the following shall constitute an event of default ("EVENT OF DEFAULT") and breach of this Lease by Tenant:

               (a) If Tenant abandons the Premises.

               (b) If Tenant fails to make any payment of Rent when due, and such failure continues for three business days after receipt of Landlord's notice of such non-payment.

               (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of 30 days after written notice from Landlord (a "NON-PERFORMANCE NOTICE"), which Non-Performance Notice shall state with reasonable particularity the nature of Tenant's non-performance and the acts needed to cure the same; provided, however, that: (i) if more than 30 days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the 30 day period and thereafter diligently pursues it to completion; and (ii) this Section 10.2(c) shall be subject to the provisions of Section 10.4 below.

               (d) If Tenant violates the restrictions on Transfer set forth in
Article 9.

               (e) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within 30 days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within 30 days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to the attachment, execution or other judicial seizure which is not discharged within 30 days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (e) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, the Landlord shall receive, as Additional Rent, the excess, if any, of the Rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant under this Lease.

               10.3 REMEDIES. In addition to such other remedies as may be available to Landlord at law or in equity, including without limitation the remedies set forth in California Civil Code section 1951.4 and any similar or successor statute, Landlord shall have right, upon the occurrence of an Event of Default, to exercise any or all of the following remedies:

               (a) Termination. Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including: (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the Interest Rate. As used in subpart (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent.

               (b) Re-Entry. Landlord may re-enter the Premises, with or without terminating this Lease, and remove all persons and property from the Premises. Tenant's personal property may be removed and stored in a public warehouse or elsewhere, and may be disposed of at Tenant's cost in accordance with any procedures permitted by law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 10.3(b) shall be construed as an election to terminate this Lease unless Landlord delivers a written notice of such intention to Tenant. Landlord shall have the remedy described in California Civil Code section 1951.4 ("lessor may continue lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations").

               (c) Re-Letting. Landlord shall have the right, with or without terminating this Lease, to either (i) recover all Rent from Tenant as it becomes due or (ii) relet the Premises or any part thereof to third parties for the account and at the expense of Tenant for all or any part of the Term. Landlord may re-let on such terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord shall have the right, but not the obligation, to make Alterations and repairs to the Premises. If Landlord elects to so relet, rents received by Landlord from such reletting shall be applied as follows: (i) first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (ii) second, to the payment of any cost of such reletting; (iii) third, to the payment of the cost of any Alterations and repairs to the Premises; (iv) fourth, to the payment of Rent due and unpaid hereunder; and (v) the residue, if any, shall be held by Landlord and applied to payment of future Rent as the same may become due and payable. Should that portion of the rents received from any reletting and applied to the payment of Rent be less than the Rent then due and payable by Tenant, Tenant shall pay the deficiency to Landlord within ten days after receipt of Landlord's invoice therefor. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such Alterations and repairs not covered by the rents received from such reletting.

               (d) Performance for Tenant. After the occurrence of an Event of Default, Landlord shall have the right, without waiving or releasing Tenant from any of its obligations, to make any payment or perform any other obligation on Tenant's behalf and at Tenant's expense. If Landlord cures an Event of Default on behalf of Tenant, Tenant shall reimburse Landlord for all costs incurred in connection with such cure, including without limitation reasonable attorneys' fees and costs, within ten days after receipt of Landlord's invoice.

               (e) Security Deposit. Landlord shall have the right, but not the obligation, to draw on and apply the proceeds of the Security Deposit against any Rents, damages or other amounts that Landlord would be entitled to recover pursuant to this Lease.

               (f) Receiver. Landlord may have a receiver appointed, upon application, to take possession of the Premises and to collect the rents or profits therefrom and to exercise all other rights and remedies available to Landlord pursuant to this Article 10.

               (g) Injunctive Relief. Landlord may seek to enjoin any breach of this Lease, or pursue any other remedy or right now or hereafter available to a lessor against a defaulting lessee under the laws of the State of California or the equitable powers of its courts, and not otherwise specifically reserved herein.

               10.4 TENANT'S RIGHT TO CONTEST NON-MONETARY DEFAULT; LANDLORD'S RIGHT TO CONVERT NON-MONETARY DEFAULT INTO MONETARY DEFAULT. Notwithstanding anything in Section 10.2(c) to the contrary, if (and only if) Tenant files and diligently attempts to serve upon Landlord within 30 days after receipt of the Non-Performance Notice a summons and complaint for declaratory relief (and such other relief as Tenant may choose to seek) contesting Landlord's Non-Performance Notice (the "CONTEST"), Landlord shall not exercise its remedies under Sections 10.3(a), 10.3(b), 10.3(c) or 10.3(f) with respect to the subject matter of the Non-Performance Notice, and it shall not be an Event of Default for purposes of
Section 2.5(b), unless and until there is a final judgment in the Contest to the effect that Tenant has failed to perform a non-monetary obligation under this Lease, and Tenant fails within 30 days after the date the judgment becomes final to cure the failure of performance; provided, however, that notwithstanding anything to the contrary in the immediately preceding sentence (or elsewhere in this Lease), and regardless of the existence of a Contest:

               (a) Nothing in this Section 10.4 shall be deemed to limit Landlord's right to exercise the remedies set forth in Sections 10.3(d), 10.3(e) and 10.3(g) in connection with the subject matter of the Non-Performance Notice.

               (b) If Landlord makes any payment or performs any other obligation on Tenant's behalf pursuant to Section 10.3(d) in connection with the subject matter of the Non-Performance Notice and Tenant fails to reimburse Landlord for all costs incurred in connection with such cure as required thereby, it shall be an Event of Default pursuant to Section 10.2(b) (and for purposes of Section 2.5(b)), and Landlord shall have the right to exercise any or all of the rights and remedies available to it at law or in equity, including without limitation the rights and remedies set forth in Sections 10.3(a), 10.3(b), 10.3(c) and 10.3(f) and elsewhere in this Lease, in connection with such Event of Default. Tenant expressly agrees that if Landlord elects to initiate an unlawful detainer or other action (a "LANDLORD ACTION") in connection with an Event of Default pursuant to this Section 10.4(b), the Landlord Action shall take precedence over the Contest, Tenant shall not take any action that would cause the Landlord Action to be consolidated into the Contest, and Tenant shall either dismiss the Contest or cause the Contest to be stayed pending resolution of the Landlord Action.

               (c) If Landlord draws on and applies the proceeds of the Security Deposit pursuant to Section 10.3(e) in connection with the subject matter of the Non-Performance Notice and Tenant thereafter fails to restore the Security Deposit as required by Section 3.8, it shall be an Event of Default pursuant to
Section 10.2(b) (and for purposes of Section 2.5(b)), and Landlord shall have the right to exercise any or all of the rights and remedies available to it at law or in equity, including without limitation the rights and remedies set forth in Sections 10.3(a), 10.3(b), 10.3(c) and 10.3(f) and elsewhere in this Lease, in connection with such Event of Default. Tenant expressly agrees that if Landlord elects to initiate a Landlord Action in connection with an Event of Default pursuant to this Section 10.4(c), the Landlord Action shall take precedence over the Contest, Tenant shall not take any action that would cause the Landlord Action to be consolidated into the Contest, and Tenant shall either dismiss the Contest or cause the Contest to be stayed pending resolution of the Landlord Action.

               (d) Nothing in this Section 10.4 shall be deemed to limit Landlord's right to exercise the rights and remedies set forth in Sections 10.3(a), 10.3(b), 10.3(c) and 10.3(f), or elsewhere in this Lease, in connection with any Event of Default that is not the subject matter of a Non-Performance Notice or Contest. Tenant expressly agrees that if Landlord elects to initiate a Landlord Action in connection with an Event of Default that is not the subject matter of a Non-Performance Notice or Contest, the Landlord Action shall take precedence over the Contest, Tenant shall not take any action that would cause the Landlord Action to be consolidated into the Contest, and Tenant shall either dismiss the Contest or cause the Contest to be stayed pending resolution of the Landlord Action.

               10.5 WAIVER OF REDEMPTION. Tenant, for and on behalf of itself and all persons claiming through or under Tenant, hereby waives any right of redemption if Tenant is evicted by reason of any Event of Default.

               10.6 AUTOMATIC TERMINATION. Notwithstanding any other provision of this Lease to the contrary, this Lease shall terminate automatically on the occurrence, after an Event of Default by Tenant, of the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

               10.7 LANDLORD'S DEFAULT. If Landlord fails to timely and properly perform any of its obligations under this Lease, and such failure continues for 30 days after Tenant gives written notice to Landlord of non-performance (which notice shall state in reasonable detail the nature of the non-performance and the steps required to cure the non-performance), Landlord shall be in default under this Lease (a "LANDLORD DEFAULT"); provided, however, that if the obligation is such that more than 30 days is reasonably required for its proper performance, it shall not be a Landlord Default if Landlord commences performance or cure within the 30-day period and thereafter diligently prosecutes the performance or cure to completion. In the event of a Landlord Default, Tenant's sole remedies shall be as follows: Tenant shall have the right to perform on Landlord's behalf under Section 6.2(b), to seek equitable relief (e.g., an injunction), and to recover its actual damages, but Tenant shall not be entitled to terminate this Lease; provided, however, that the foregoing shall not be deemed to preclude, impair or otherwise affect Tenant's right to enforce any indemnification rights provided to Tenant by this Lease, or any remedy (including termination of this Lease) that Tenant might have in the event of a constructive eviction or breach of the covenant of quiet enjoyment. Notwithstanding anything to the contrary in this Section 10.7 or elsewhere in this Lease, in no event shall Tenant be entitled to recover punitive or speculative damages from Landlord.

               10.8 CUMULATIVE REMEDIES. All rights, remedies, options and elections of any party contained in this Lease shall be cumulative. No single right, remedy, option or election shall be exclusive of any other, and any party shall have the right to pursue any one or all of such other rights or remedies as may be available at law or in equity.

                                   ARTICLE 11
                               LENDER PROTECTIONS

               11.1 SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded (collectively, "MORTGAGES"). Tenant shall cooperate with Landlord and any ground lessor, beneficiary or mortgagee (collectively, "LENDERS") who is acquiring any interest in a Mortgage. Tenant shall execute such further documents and assurances as any such Lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed so long as there is no Event of Default. If any Lender elects to have this Lease be senior and prior to the lien of its Mortgage and gives written notice thereof to Tenant, this Lease shall be deemed senior and prior to such Mortgage regardless of whether this Lease is dated prior or subsequent to the date of said Mortgage or the date of recording thereof.

               11.2 ATTORNMENT. If Landlord's interest in the Premises is acquired by any Lender or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease, subject to
Section 11.3.

               11.3 NONDISTURBANCE. If any Mortgage to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the Lender, or if any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off or foreclosed, and the rights and possession of Tenant under this Lease shall be recognized and shall not be disturbed, so long as there is no Event of Default and Tenant attorns to the purchaser, grantee or ground lessor as provided in Section 11.2 or, if requested, enters into a new lease for the balance of the term of this Lease on the same terms and provisions as are set forth in this Lease. Tenant's covenant under Section 11.1 to subordinate this Lease to any Mortgage later executed is conditioned on such Mortgage containing the commitments specified in this
Section 11.3, and making Tenant an express third party beneficiary of such commitments.

               11.4 SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so (which instruments or documents shall, if desired by Tenant, confirm Tenant's rights under Section 11.3 above). If Tenant fails to do so within ten days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

               11.5 NO PERSONAL LIABILITY. In no event shall any Lender, nominee of any Lender, or purchaser at a foreclosure sale have any personal liability whatsoever for any representations, warranties, covenants or agreements of Landlord hereunder or in connection herewith, or any liability for any security deposit or other sums deposited with Landlord, or for any previous prepayment of Rent to Landlord.

               11.6 NOTICES TO LENDER. Provided Tenant receives written notice of the name and address of any Lender, Tenant agrees that in the event of any act or omission by Landlord or other event or circumstance which could give Tenant the right to terminate this Lease or to claim a partial or a total eviction, Tenant shall not exercise any such right until: (a) it has notified the Lender in writing; and (b) the Lender has failed to commence the curing of such act or omission within 30 days of such notice and to thereafter diligently pursue the cure thereof until completed.

               11.7 FORECLOSURE; DEED IN LIEU OF FORECLOSURE. The provisions of this Article 11 shall apply in the event of a foreclosure of any Mortgage, conveyance in lieu of foreclosure or termination of any ground lease of the Premises, notwithstanding the fact that the

Lender thereunder may, directly or indirectly, own or have an interest in Landlord or the Premises in addition to its interest under the applicable Mortgage.

               11.8  ESTOPPEL CERTIFICATES.

               (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that, to Tenant's knowledge (after due inquiry), Landlord is not in default under this Lease (or if Landlord is claimed to be in default, stating why); and (v) such other factual matters with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Tenant shall deliver such statement to Landlord within 15 days after Landlord's request. Landlord may give any such statement by Tenant to any prospective Lender or purchaser of the Premises. Such Lender or purchaser may rely conclusively upon such statement as true and correct. If Tenant does not deliver such statement to Landlord within such 15-day period, Landlord shall deliver to Tenant a second request for delivery of such statement and Tenant thereafter shall have an additional three business days to respond to such second request. If Tenant fails to respond to the second request, Landlord, and any Lender or prospective purchaser or Lender, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that no more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

               (b) Upon Tenant's written request, Landlord shall execute, acknowledge and deliver to Tenant a written statement certifying as to the matters described in clauses (i) through (iii) above and also that, to Landlord's knowledge (after due inquiry), there exists no Event of Default, and no event or condition which, with the giving of notice or passage of time (or both) would constitute an Event of Default (or if any such Event of Default, event or condition is claimed, stating the particulars thereof). Such statement, which Landlord shall deliver within 15 days following Tenant's request, may be relied upon by any third party acquiring an interest in Tenant or this Lease or any prospective lender to Tenant.

               11.9 TENANT'S FINANCIAL CONDITION. Within ten days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant and/or any assignee or subtenant of Tenant. In addition, Tenant shall deliver to any Lender designated by Landlord any financial statements required by such Lender to facilitate the financing or refinancing of the Premises. Tenant represents and warrants to Landlord that each such financial statement shall be a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease. Notwithstanding anything in this Section 11.9 to the contrary, so long as Tenant remains a publicly owned and traded company, Tenant shall be obligated to deliver to Landlord only such financial statements relating to Tenant as are then publicly available.

                                   ARTICLE 12
                         INDEMNIFICATION AND EXCULPATION

               12.1 EXCULPATION OF LANDLORD FROM LIABILITY. As a material part of the consideration to Landlord for entering into this Lease, Tenant agrees that except as expressly provided otherwise in this Section 12.1, no Landlord Indemnitee shall be liable to Tenant for, and Tenant expressly assumes the risk of and waives, releases and discharges all Landlord Indemnitees from, any and all claims, damages, losses, liabilities, costs and expenses of any kind or nature relating in any manner, directly or indirectly, in whole or in part, to the Premises or this Lease, whether resulting from any act or omission of Landlord or from any other cause, including without limitation: (a) any loss, damage or injury of any kind or character to any person or property, arising from any use of the Premises or any adjoining public sidewalks, streets or ways, or any part thereof, or caused by or arising from any defect in the Buildings or any other improvements located on the Land, or in any equipment or other facility located therein; (b) the presence of any Hazardous Materials on or about the Premises; (c) any act of omission of Tenant or of any subtenants, employees, agents, licensees or invitees of Tenant; (d) any accident, fire or other casualty on the Premises or any adjoining public sidewalks, streets or ways; (e) any failure of Tenant to maintain the Premises in safe condition; or
(f) any other cause whatsoever, except that the foregoing assumption of risk, waiver, release and discharge shall not apply in case of Landlord's gross negligence or willful misconduct, or in the case of a Landlord Default. Without limiting the generality of the foregoing provisions of this Section 12.1, and notwithstanding anything to the contrary elsewhere in this Lease, Landlord shall not under any circumstances whatsoever be liable to Tenant for punitive or speculative damages.

               12.2 TENANT'S INDEMNITY. Tenant shall indemnify, defend and hold Landlord and all other Landlord Indemnitees harmless from and against any and all claims, damages, losses, liabilities and costs (including without limitation reasonable attorneys' fees, costs and disbursements) relating in any manner, directly or indirectly, in whole or in part, to the following (collectively, "CLAIMS"): (a) any failure by Tenant to timely and properly perform each of its obligations under this Lease; (b) the operation, management, use, occupancy, maintenance, repair and improvement of the Premises at any time during the Term or any holdover period; (c) any accident occurring or other circumstance existing on or about the Premises at any time during the Term or any holdover period due to any cause whatsoever; and (d) any negligence or willful misconduct on the part of Tenant, any affiliates of Tenant, or any officers, directors, employees, guests, invitees, agents or contractors of any of them. Notwithstanding the foregoing, or any contrary provision elsewhere in this Lease, Tenant shall have no duty to indemnify, defend and hold Landlord and all other Landlord Indemnitees harmless from and against Claims to the extent the same arise out of or result from: (x) any failure of Landlord to timely and properly perform each of its obligations under this Lease; or (y) the active negligence or willful misconduct on the part of Landlord or any Landlord Indemnitee.

               12.3 TENANT'S DUTY TO DEFEND. Tenant's duty to defend Landlord Indemnitees is separate and independent of Tenant's duty to indemnify Landlord Indemnitees, and Tenant shall promptly assume its defense and indemnification obligations upon written notice from any Landlord Indemnitee. The duty to defend: (a) applies to claims for which Landlord Indemnitees may be liable without fault or strictly liable; (b) applies regardless of whether the issues of negligence, liability, fault, default or other obligation on the part of Tenant have been determined; and (c) applies immediately, regardless of whether Landlord Indemnitees have paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims. It is the express intention of the parties that the Landlord Indemnitees shall be entitled to obtain summary adjudication or summary judgment regarding Tenant's duty to defend Landlord Indemnitees at any stage of any claim or suit with the scope of this Article 12. Landlord Indemnitees may participate in, but not control, the defense of any such claim at their own expense. Tenant shall not settle any claim without the consent of all Landlord Indemnitees who would incur any liability for such claim under or following such a settlement, which consent shall not be unreasonably withheld, conditioned or delayed. If Tenant expends sums to provide a defense under this Section 12.3 and it is subsequently established that Tenant was not required to defend Landlord or any Landlord Indemnitee, Landlord shall promptly reimburse Tenant all sums reasonably expended by Tenant in providing such defense, together with interest thereon from the date of expenditure until the date of reimbursement at the Interest Rate.

               12.4 LANDLORD'S INDEMNITY. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, damages, losses, liabilities and costs (including without limitation reasonable attorneys' fees, costs and disbursements) relating in any manner, directly or indirectly, in whole or in part, to: (a) any failure by Landlord to timely and properly perform each of its obligations under this Lease; and (b) any gross negligence or willful misconduct on the part of Landlord or any Landlord Indemnitee. Notwithstanding the foregoing, in no event shall Landlord be liable for any punitive or speculative damages.

               12.5 LEGAL PROCEEDINGS. In the event of any legal or equitable proceeding in connection with this Lease, the prevailing party in such proceeding, or the nondismissing party where the dismissal occurs other than by reason of a settlement, shall be entitled to recover its reasonable costs and expenses, including without limitation reasonable attorneys' fees, costs and disbursements paid or incurred in good faith at the arbitration, pre-trial, trial and appellate levels, and in enforcing any award or judgment granted pursuant thereto. Any award, judgment or order entered in any such proceeding shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such award or judgment, including without limitation: (a) post-award or post-judgment motions; (b) contempt proceedings;
(c) garnishment, levy, and debtor and third party examinations; (d) discovery; and (e) bankruptcy litigation. The "prevailing party," for purposes of this Agreement, shall be deemed to be that party which obtains substantially the result sought, whether by dismissal, award or judgment.

               12.6 SURVIVAL. The provisions of this Article 12 shall survive the expiration or earlier termination of this Lease until all Claims are fully, finally and absolutely barred by the applicable statute of limitations.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

               13.1 RIGHT OF FIRST OFFER. If Landlord desires to sell the Premises at any time between the first anniversary of the Term Commencement Date and the Termination Date, it shall first deliver to Tenant a written offer (the "Offer") setting forth the terms and conditions upon which Landlord would be willing to sell the Premises to Tenant. Tenant shall have 30 days within which to exclusively negotiate with Landlord for the purchase and sale of the Premises on mutually acceptable terms, which terms shall include an all cash transaction and a closing date within 30 days from the date of a definitive agreement. If Tenant and Landlord do not enter into a definitive agreement for the purchase and sale of the Premises within the 30-day period, Landlord thereafter shall be free to market the Premises to third parties and to sell the Premises to whomsoever Landlord may elect in its sole discretion on such terms as Landlord may elect in its sole discretion.

               13.2 NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

               13.3  LANDLORD'S LIABILITY; CERTAIN DUTIES.

               (a) As used in this Lease, the term "LANDLORD" means only the current owner or owners of the fee title to the Premises or Project or the leasehold estate under a ground lease of the Premises or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest shall, upon written assumption of this Lease by the transferee, be relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease. Landlord shall give Tenant notice of the transfer, of any claims made against the Security Deposit, and of the transferee's name and address. Tenant shall acknowledge receipt of the notice.

               (b) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease shall be limited to Landlord's interest in the Premises and the Project, and neither the Landlord nor its members, partners, shareholders, officers or other principals or any successors in interest of Landlord shall have any personal liability under this Lease.

               13.4 SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

               13.5 INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term

"TENANT" shall include Tenant's employees, agents, contractors, licensees, guests and invitees, Tenant's successors or others using the Premises with Tenant's expressed or implied permission.

               13.6 INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease (including the Project Development Rider and other Exhibits hereto) sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Lease, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. This Lease supersedes all prior written and oral communications relating to the subject matter of this Lease. This Lease and each provision hereof may be modified, amended, changed, altered, waived, terminated or discharged only by a written instrument signed by the party sought to be bound by such modification, amendment, change, alteration, waiver, termination or discharge.

               13.7 NOTICES. All notices, requests, approvals and invoices required or permitted under this Lease shall be in writing, and shall be deemed to have been duly delivered, given or made: (a) upon delivery, if transmitted by personal delivery, overnight courier or telecopier (with hard copy subsequently transmitted by first class mail or other means provided herein); or (b) two days after deposit in the United States Mail, if transmitted by registered or certified mail, postage prepaid, to the respective addresses set forth in Sections 1.2 and 1.3 above, or to such other addresses as the parties may designate in writing from time to time.

               13.8 WAIVERS. The rights and remedies of the parties to this Lease are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Lease shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Applicable Law:
(a) no claim or right arising out of this Lease shall be deemed to be waived or renounced, in whole or in part, except by a waiver or renunciation of the claim or right set forth in a writing signed by the party sought to be bound by such waiver or renunciation; (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the total amount then due and payable shall be deemed to be other than on account, nor shall any such payment be deemed an accord and satisfaction. Landlord may accept any payment without prejudice to any outstanding demand or action for possession, notice of default or notice of termination. No payment by Tenant after termination of this Lease shall reinstate this Lease or extend the Lease Term or waive or affect any notice given or proceedings commenced. Tenant agrees that the foregoing sentence satisfies any "actual notice" requirement of Code of Civil Procedure section 1161.1(c).

               13.9 WAIVER OF JURY TRIAL. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDINGS ARISING IN CONNECTION WITH THIS LEASE, INCLUDING WITHOUT LIMITATION THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY, LOSS OR DAMAGE.

               13.10 GUARANTY BY WILCOX DEVELOPMENT SERVICES. The performance of all obligations of Landlord under the Project Development Rider shall be guaranteed by Wilcox Development Services, Inc. pursuant to a Completion Guaranty, in customary form reasonably acceptably to both parties, which Wilcox Development Services, Inc. shall deliver to Tenant within five business days after the Effective Date.

               13.11 NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed and acknowledged by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

               13.12 BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the State of California shall govern this Lease.

               13.13 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he or she has full authority to do so and that this Lease binds the corporation. Within five business days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he, she or it is a general partner of the partnership, that he, she or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. If Tenant is a partnership, then within five business days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

               13.14 JOINT AND SEVERAL LIABILITY. If more than one entity signs this Lease as Tenant, each such entity shall be jointly and severally liable for all obligations of Tenant.

               13.15 EXECUTION OF LEASE. This Lease may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

               13.16 SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

               13.17 AGENCY DISCLOSURE; BROKERS. Each party represents and warrants for the benefit of the other that it has not engaged the services of any broker, finder or other person who may claim any commission, fee or other compensation in connection with this Lease, except Tenant's Broker as identified in Section 1.10 above. Landlord shall pay a commission to Tenant's Broker pursuant to a separate agreement. Each party shall indemnify, defend and hold the other harmless from and against any claims, damages, losses, liabilities or costs (including without limitation reasonable attorneys' fees, costs and disbursements) arising out of any agreement or action (other than the agreement between Landlord and Tenant's Broker) alleged on the part of such first-mentioned party to entitle any broker, finder or other person to a commission, fee or other compensation in connection with this Lease.

               13.18 NO THIRD PARTY BENEFICIARY. Except for the rights of the lender provided in Article 11 above, this Lease shall not be deemed or construed to confer any rights, title or interest upon any person or entity other than the parties hereto, including without limitation any third party beneficiary status or right to enforce any provision of this Lease.

               13.19 CONSENTS AND APPROVALS. Except as may be expressly set forth in this Lease to the contrary: (a) whenever consent or approval of either party is required, such party shall not unreasonably withhold, condition or delay such consent or approval; (b) whenever a party is permitted to make a judgment, form an opinion or exercise discretion in taking any


////

Text continued on next page
action or making any determination, the party shall employ commercially reasonable standards in so doing; and (c) where performance is to be made to a party's satisfaction, an objective and reasonable standard shall be employed in regard to such performance.

               IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the Effective Date set forth in Section 1.1 above.


                                       LANDLORD

                                       WDS-DUBLIN LLC,
                                       a California limited liability company

                                       By:  Wilcox Interests, Inc., a Texas
                                            corporation, its Managing Member

                                       By:  /S/ STEPHEN B. PLATT_________ [Name]
                                            Stephen B. Platt, Executive Vice
                                            President


                                       TENANT

                                       SYBASE, INC., a Delaware corporation




                                       By:  /S/ JOHN CHEN________________ [Name]
                                            Its  Chairman, CEO &
                                            President____________ [Title]

EXHIBITS:

Exhibit A:  Description of the Land
Exhibit B:  Project Development Rider
Exhibit C:  Memorandum Confirming Term
Exhibit D:  Form of Request for Consent to Alterations

                                    EXHIBIT A

                                    THE LAND


                  [Legal description to be provided by Wilcox.]

                                    EXHIBIT B

                            PROJECT DEVELOPMENT RIDER

               THIS PROJECT DEVELOPMENT RIDER ("Rider") is attached to and made a part of that certain Office Building Lease dated January 28, 2000 by and between WDS-DUBLIN LLC, a California limited liability company ("Landlord"), and SYBASE, INC., a Delaware corporation ("Tenant").

               This Rider sets forth the obligations of Landlord and Tenant with respect to the acquisition of the Land and the design and construction of the Initial Improvements (sometimes referred to herein as the "Project"). The Land shall be comprised of approximately 14 acres as more particularly described in
Section 1.4 and Exhibit A of the Lease, and the Initial Improvements shall be comprised of two six-story office buildings containing a total of approximately 400,000 rentable square feet, improved for Tenant's use, approximately 1143 surface parking spaces, landscaping and related site improvements.

               The terms and conditions set forth in this Rider are terms and conditions of the Lease -- they have been set forth in a separate Rider for ease of reference, and the texts of the Lease and this Rider shall be read and construed together, insofar as possible, as one and the same agreement. However, in case of irreconcilable conflict, the provisions of this Rider shall control over inconsistent provisions of the Lease. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them elsewhere in the Lease.

                                    ARTICLE 1
                                LAND ACQUISITION

               1.1 LAND ACQUISITION. Landlord shall be solely responsible for acquiring the Land, and shall use commercially reasonable and diligent efforts to enter into an agreement providing Landlord with the right to acquire the Land (the "Land Acquisition Agreement"), and to close on the acquisition of the Land, by the applicable dates set forth in the Project Development Schedule (as defined in Section 6.1 below). Without limiting the generality of the foregoing, Landlord shall comply with its obligations as buyer under the Land Acquisition Agreement, and shall bear all costs and expenses associated with the acquisition of the Land, including without limitation the purchase price and all due diligence, prorations, escrow and closing costs.

               1.2 TENANT'S APPROVALS. Tenant shall have the right to approve each of the following: (a) the terms and conditions of the Land Acquisition Agreement, and any material modifications thereto, that would materially and adversely affect Tenant's use and occupancy of the Premises during the Lease Term; (b) any consultants employed by Landlord (collectively, "LANDLORD'S DUE DILIGENCE CONSULTANTS") to perform due diligence investigations or evaluations of the Land (including without limitation any analyses of the feasibility of developing the Initial Improvements on the Land); and (c) all written recommendations, reports and other results or data generated by Landlord's Due Diligence Consultants in connection with Landlord's due diligence investigations and evaluations of the Land (collectively, "LANDLORD'S

DUE DILIGENCE REPORTS"). Tenant's approval of any of the above shall not be unreasonably withheld, delayed or conditioned, and shall be deemed given if Tenant does not give Landlord written notice of its disapproval, together with a reasonably detailed explanation of the reasons therefor and if feasible, the steps necessary to gain Tenant's approval, within seven days after receipt of the Land Acquisition Agreement or modification, names of the Landlord's Due Diligence Consultants or copy of the Landlord's Due Diligence Reports, as the case may be; provided, however, that: (x) Tenant shall not be deemed to have approved any Hazardous Materials conditions upon or affecting the Land; and (y) Tenant may grant or withhold its approval in its sole discretion as and to the extent that the approval pertains to any Hazardous Materials conditions upon or affecting the Land that would, after taking into account any remediation, indemnification and/or other mitigation proposed by Landlord or the seller of the Land, materially and adversely affect Tenant's use and occupancy of the Premises (including without limitation the cost of operating the Premises) during the Lease Term. Any disputes between the parties concerning Tenant's disapproval of a due diligence matter that cannot be resolved through reasonable business-like negotiations shall be resolved through the dispute resolution procedure set forth in Article 7 below. If Tenant disapproves a due diligence matter and the parties cannot reach a mutually acceptable resolution, either party shall have the right, as its sole remedy, to terminate this Lease. In such event, the terms of Section 6.4(d) shall apply.

                                    ARTICLE 2
                            PROJECT DESIGN AND BUDGET

               2.1    BASE BUILDING WORK.

               (a) Landlord shall design the Initial Improvements, except for the Tenant Improvements (as defined in Section 2.2 below) which shall be designed by Tenant. All of the Initial Improvements except for the Tenant Improvements are referred to collectively as the "Base Building Work." The Base Building Work shall: (i) be designed at Landlord's sole cost and expense; (ii) subject to Sections 2.1(b) and 2.1(c) below and any other applicable provisions of this Rider, be consistent with the preliminary site plan, building elevations, typical floor core plans and base building profile attached to this Rider as Attachment A (collectively, the "Conceptual Plans"); and (iii) satisfy all design-related Applicable Laws then in effect.

               (b) The total cost of the design and construction of all of the Base Building Work shall not exceed the Base Building Construction Budget. The "Base Building Construction Budget" shall be the product of the number of rentable square feet in the Buildings (approximately 400,000) times the sum of $75 plus the Land Savings. The "Land Savings" shall be the positive difference between: (i) the sum of (A) the actual final cost of the Land plus (B) any private road or driveway that Landlord may be required to construct or fund pursuant to the Land Acquisition Agreement plus (C) the actual final cost of all off-site improvements required to be constructed by Landlord, and all impact fees required to be paid by Landlord and other exactions imposed against Landlord in connection with the Project; and (ii) $24,285,750 (the amount originally budgeted by Landlord to fund all such costs).

               (c) The parties acknowledge that the Conceptual Plans are intended to provide limits upon, as well as definition as to, the scope and quality of the Initial Improvements. If the

Base Building Work cannot be constructed for an amount that does not exceed the Base Building Construction Budget, the parties shall jointly value engineer the scope and/or quality of the Base Building Work so that it can be constructed for an amount that does not exceed the Base Building Construction Budget in accordance with the following parameters and constraints: (i) modifications to the Building height, rentable area, number of parking spaces and other aspects of the Base Building Work shall be commercially reasonable and shall not materially and adversely affect the functionality (including without limitation headcount) or cost of operation during the Lease Term without Tenant's consent (which may be granted or withheld in Tenant's sole discretion); (ii) the quality of the Base Building Work shall be such that at the end of the Lease Term (including any extensions), the Base Building Work is reasonably anticipated to be suitable for immediate re-use by a new tenant without any significant replacements, upgrades or restorations (other than as may be unavoidable due to ordinary wear and tear, changes in Applicable Laws, unforeseeable design obsolescence and the like); and (iii) neither party shall be obligated to agree to any value engineering changes that would cause the Base Building Work to be constructed for an amount that either exceeds, or is less than, the Base Building Construction Budget.

               (d) If the Base Building Work is designed and constructed for an aggregate amount (including without limitation all usual and customary "hard" and "soft" costs) that is less than the Base Building Construction Budget, fifty percent of the "savings" shall be added to the Tenant Allowance (as defined in Section 2.4).

               (e) The Base Building Work includes site landscaping to City requirements. Landlord and Tenant have agreed upon an allowance of $300,000 for site landscaping (the "Landscaping Allowance"), which allowance is included within the Base Building Construction Budget. Landlord shall not be required to expend any amount in excess of the Landscaping Allowance on site landscaping unless the expenditure of such greater amount is necessary to procure City approval of the site landscaping plan; provided, however, that if Tenant desires site landscaping that exceeds minimum City requirements and the total cost thereof would exceed the Landscaping Allowance, Tenant may elect to cause Landlord to install such upgraded or additional landscaping and Tenant shall either pay all costs in excess of the Landscaping Allowance to Landlord in advance or shall allocate a portion of the Tenant Allowance (or any other allowance available to Tenant, as shown in Attachment B) to fund such excess costs.

               (f) The Base Building Construction Budget includes allowances for security ($75,000) and elevator cab finishes ($150,000). (Landlord and Tenant acknowledge that these items actually are components of the Tenant Improvements, but shall be funded, to the extent of the allowances set forth above, through the Base Building Construction Budget.) If Tenant desires a security system and/or elevator cab finishes the cost of which would exceed the allocable allowance, Tenant may elect to cause the Architect to design and Landlord to construct such security system and/or elevator cab finishes but Tenant shall either pay all costs in excess of the applicable allowance(s) to Landlord in advance, or shall allocate a portion of the Tenant Allowance (or any other allowance available to Tenant, as shown in Attachment B) to fund such excess costs.

               2.2 TENANT'S DESIGN WORK. Tenant shall cause the Tenant Improvements to be designed by the Architect (as defined below). "Tenant Improvements" shall mean and include all elements of the interior spaces of the Buildings that are not expressly included and described in the Conceptual Plans attached to this Rider as Attachment A. The design of the Tenant Improvements is referred to as "Tenant's Design Work." Landlord shall pay all fees and costs of the Architect and any other design professionals engaged by Architect or Tenant in connection with the Tenant Improvements, but all such fees and costs shall be charged against the Tenant Allowance. The Tenant Improvements shall be consistent with the Base Building Work (e.g., as to design concept and quality) and shall satisfy all design-related Applicable Laws then in effect. The drawings and specifications comprising Tenant's Design Work shall be coordinated with those of the Base Building Work so that Tenant's Design Work and the Base Building Work can be presented to the City for approval in a single integrated package. The Tenant Improvements must be reasonably constructable concurrently with construction of the Base Building Work, with materials and by labor that are readily available in the local marketplace, and otherwise without materially and adversely affecting the design and cost of constructing the Initial Improvements.

               2.3    APPROVAL OF DESIGN DOCUMENTS.

               (a) The plans and specifications for the Initial Improvements (collectively, "Design Documents") shall be subject to the parties' reasonable approval as follows: the parties shall meet regularly during the design phase ("Design Meetings"), at times convenient to all parties, to review the Schematic Design Studies, Design Development Documents and Construction Documents, discuss approaches, alternatives and constraints, and reach design solutions. Tenant shall have a full voice in the decision-making process during the Design Meetings, and its views and requirements shall be taken into account, so that the Design Documents for the Base Building Work will be acceptable to Tenant, subject to the requirements of Sections 2.1(b) and 2.1(c) of this Rider and the understanding that any Tenant requirements that exceed the Base Building Construction Budget or Tenant Allowance shall be at Tenant's sole cost, and any schedule impacts resulting therefrom shall be borne by Tenant. If Tenant elects not to participate in the Design Meetings, it shall be copied on minutes and deliverables and shall be deemed to have waived its approval right with respect thereto, and shall be deemed to have approved all designs, alternatives and decisions made or approved at any such Design Meeting, or in any such deliverables, except if and to the extent that Tenant gives Landlord written notice of its disapproval, together with a reasonably detailed explanation of the reasons therefor and, if feasible, the steps necessary to gain Tenant's approval, within two business days after receipt of such minutes or deliverables. Landlord's views and requirements shall be taken into account by Tenant so that the Design Documents for the Tenant Improvements will be reasonably acceptable to Landlord, subject to the requirements of Section 2.2 of this Rider and the understanding that prior to final approval by Landlord and the City of the Construction Documents for the Tenant Improvements, any Tenant requirements that impact the Base Building Work or exceed the Tenant Allowance shall be at Tenant's sole cost and any schedule impacts resulting from the Tenant Improvements shall be borne by Tenant.

               (b) Each party shall submit to the other sets of Schematic Design Studies, Design Development Documents and Construction Documents for the Base Building Work or the Tenant Improvements, as the case may be, on or before the applicable dates therefor set forth in the Project Development Schedule. These in-progress Design Documents shall be subject to the reviewing party's reasonable approval, which: (i) shall not be unreasonably withheld, delayed (turnaround shall be as fast as practicable under the circumstances, and shall not in any event exceed seven days) or conditioned; (ii) shall be deemed given if the reviewing party does not give the other party written notice of its disapproval, together with a reasonably detailed explanation of the reasons therefor and, if feasible, the steps necessary to gain the party's approval, within seven days after receipt of the applicable in-progress Design Documents; and (iii) shall not be withheld, delayed or conditioned, to the extent consistent with design concepts that have been approved (or deemed approved) in previous Design Meetings or Design Document submittals, unless the disapproving party agrees in writing to bear all economic and other impacts (including without limitation any impacts on the Project Development Schedule and Term Commencement Date, redesign costs and increased construction costs) resulting from the disapproval.

               (c) Tenant may require modifications in the Design Documents for the Tenant Improvements after final approval by Landlord and the City of the Construction Documents for the Tenant Improvements so long as Tenant agrees in writing to bear all economic and other impacts (including without limitation any impacts on the Project Development Schedule and Term Commencement Date, redesign costs and increased construction costs) resulting from the modification. Tenant may use for such purposes all otherwise unexpended allowances available to Tenant (to the extent not required for the purpose originally allocated), as shown in Attachment B.

               2.4 TENANT ALLOWANCE. Subject to increase pursuant to Section 2.1(d) above, Landlord shall provide a total allowance of $17,950,000, a breakdown of which is set forth in Attachment B to this Rider (the "Tenant Allowance") to fund all "hard" and "soft" costs (including without limitation the cost of preparing the Design Documents for the Tenant Improvements) of designing and constructing the Tenant Improvements. Landlord and Tenant expressly agree that if the cost of constructing the Tenant Improvements exceeds the Tenant Allowance for any reason, Tenant shall either pay the excess costs to Landlord in advance, or participate in a redesign that reduces the cost of constructing the Tenant Improvements to an amount that does not exceed the Tenant Allowance. If the entire amount of the Tenant Allowance is not expended by Landlord for the Tenant Improvements (including without limitation payment for Tenant's Design Work), any construction monitor retained by Tenant, site landscaping or any other purpose expressly authorized by this Rider: (a) the unexpended amount, up to a maximum of $5.00 per rentable square foot, shall be used to reimburse Tenant, within 30 days after final payment is made to the Contractor, for reasonably documented costs incurred by Tenant in relocating to or furnishing the Premises; and (b) any amount remaining after making the reimbursement described in clause (a) above shall be deposited into an interest-bearing escrow account and made available to Tenant to fund the costs of repainting, recarpeting and otherwise renewing the Premises. Any escrowed funds not so expended shall be released to Landlord on the earlier of the first anniversary of the Termination Date or the first anniversary of the Expiration Date set forth in the Memorandum Confirming Term.

               2.5 DESIGN PROFESSIONALS. In connection with the design of the Base Building Work, Landlord shall engage architects, civil engineers, landscape architects and other design professionals who are licensed, reputable, financially capable and professionally qualified. Landlord shall notify Tenant in writing of the identity and qualifications of each of its design consultants, if any, and Tenant shall have the right to approve them. This approval shall not be unreasonably withheld or delayed. Tenant hereby approves the selection of Robinson, Mills & Williams as architect of record (the "Architect"). Landlord may cause the Architect to engage the civil engineer, landscape architect and other design professionals referred to above. Tenant shall engage the Architect to design the Tenant Improvements, and such other licensed, reputable, financially capable and professionally qualified design professionals as may be reasonably necessary.

               2.6 PARTIES' REPRESENTATIVES. Hope Spadora shall be Tenant's representative and Terry Lowrey shall be Landlord's representative. Notices to the parties shall be deemed given upon delivery to the designated representatives, and each party shall be entitled to rely on the apparent authority of the other party's designated representative.

               2.7 DISPUTES. Any disputes between the parties concerning design-related matters that cannot be resolved through reasonable business-like negotiations shall be resolved through the dispute resolution procedure set forth in Article 7 below.

                                    ARTICLE 3
                              DEVELOPMENT APPROVALS

               Landlord shall be solely responsible for procuring all permits, certificates, approvals and other entitlements from any State, County, City or other public agencies with jurisdiction that may be necessary to develop, construct and occupy the Project in the manner prescribed in the Lease (collectively, the "Development Approvals"), including without limitation any design review approvals, grading permits, building permits and certificates of occupancy. Landlord shall use commercially reasonable and diligent efforts in seeking to procure all necessary Development Approvals by the applicable dates set forth in the Project Development Schedule, and shall bear all costs and expenses associated with the procurement of the Development Approvals, including without limitation all application fees, engineering, architectural and other consulting costs, impact fees and mitigation costs. Landlord and Tenant each shall consult, cooperate and coordinate with the other in connection with the Development Approval procurement process, including without limitation reviewing applications for Development Approvals during the Design Meetings, and Tenant's input to Landlord shall be considered in good faith. Landlord shall make available to Tenant upon request copies of all applications that are submitted to a public agency with jurisdiction in connection with the procurement of any Development Approvals. Notwithstanding any contrary provision of this Rider, Tenant shall have the right to approve the provisions of any Development Approvals that would materially and adversely affect Tenant's use and occupancy of the Premises (including without limitation the cost of operating the Premises) during the Lease Term. Tenant's approval shall not be unreasonably withheld, delayed or conditioned, and shall be deemed given if Tenant does not give Landlord written notice of its disapproval, together with a reasonably detailed explanation of the reasons therefor and if feasible, the steps necessary to gain Tenant's approval, within seven days after receipt of the proposed provisions of the Development Approvals. By way of illustration and not in limitation of the foregoing, the parties acknowledge that it would be reasonable for Tenant to disapprove a provision of a Development Approval that would require Tenant to fund the development of a fire station, but it would not be reasonable for

Tenant to disapprove a provision of a Development Approval that would require Tenant to pay an assessment that is levied against nearby properties as well.

                                    ARTICLE 4
                                    FINANCING

               Except to the extent expressly provided otherwise elsewhere in this Rider, Landlord shall bear all costs relating to the development and construction of the Premises. Landlord shall be solely responsible for procuring all financing necessary for Landlord's development and construction of the Project (the "Initial Financing"). Landlord shall use diligent commercially reasonable efforts to procure evidence that the Initial Financing is feasible, and then to complete and close on such Initial Financing, by the applicable dates set forth therefor in the Project Development Schedule. The Initial Financing shall be obtained from an institutional lender or investor (the "Lender") on terms and conditions acceptable to Landlord in its sole discretion.

                                    ARTICLE 5
                                  CONSTRUCTION

               5.1 STANDARD OF PERFORMANCE. Landlord shall construct the Initial Improvements (referred to hereafter as the "Work") in a good and workmanlike manner, free of defects in materials or workmanship, in accordance with the approved Design Documents, the requirements of the Development Approvals and all Applicable Laws, at no cost to Tenant except as otherwise expressly provided in
Article 2 above. Landlord shall diligently prosecute all Work to completion in accordance with the Project Development Schedule, subject to Force Majeure and Tenant Delays (as those terms are defined in Section 6.3 below).

               5.2 CONTRACTOR AND CONTRACT REQUIREMENTS; WARRANTIES, INSURANCE AND BONDS.

               (a) Landlord shall engage a general contractor and/or construction manager to perform the Base Building Work that is licensed, reputable, has adequate financial capability and is experienced in the construction of first-class office projects (collectively, the "Contractor"). Landlord shall notify Tenant in writing of the identity and qualifications of the Contractor, and Tenant shall have the right (which shall not be unreasonably withheld or delayed) to approve the Contractor. The Contractor shall be expressly required to: (i) carry appropriate levels of worker's compensation, general liability, builder's risk, automobile and employer's liability insurance; (ii) provide performance and payment bonds if Landlord so elects;
(iii) perform the Work in accordance with the approved Design Documents, Development Approvals and other Applicable Laws; (iv) provide a warranty to Tenant that each Increment of the Initial Improvements will be free of construction defects for a period of one year from the Substantial Completion Date thereof; and (v) provide a 15-year warranty from the roofing contractor, that shall be directly enforceable by Tenant, covering the roof membrane. Landlord shall provide Tenant with copies of the contract between Landlord and the Contractor upon execution.

               (b) Landlord shall enter into a separate contract with the Contractor or another general contractor and/or construction manager (the "TI Contractor") to construct the Tenant Improvements. Prior to entering into a contract for construction of the Tenant Improvements, Landlord shall solicit separate bids for construction of the Tenant Improvements from at least three general contractors (including without limitation the Contractor) that are previously approved by Tenant, and the TI Contractor, if it is not the Contractor, shall be acceptable to Tenant in its reasonable discretion.

               (c) The TI Contractor shall be licensed, reputable, have adequate financial capability, be experienced in the construction of similar tenant improvement projects, and shall be expressly required by contract to: (i) carry appropriate levels of worker's compensation, general liability, builder's risk, automobile and employer's liability insurance; (ii) provide performance and payment bonds if Landlord so elects; (iii) perform its portion of the Work in accordance with the approved Design Documents, Development Approvals and other Applicable Laws; (iv) solicit at least three bids for each major trade from a list of subcontractors previously approved by Landlord and Tenant; and (v) provide a warranty to Tenant that the Tenant Improvements within each Increment will be free of construction defects for a period of one year from the Substantial Completion Date of such Increment. Landlord shall provide Tenant with a copy of the contract between Landlord and the TI Contractor upon execution.

               5.3 OBSERVATION; REGULAR PROGRESS MEETINGS. If the Lender requires independent third party construction oversight, Landlord shall ask the Lender to cause the construction monitor to provide Tenant with copies of all reports and other materials he or she generates. If no such independent oversight is implemented by the Lender, or if the Lender or construction monitor refuses to provide copies of the oversight reports, Tenant shall have the right (but not the obligation) to engage an independent third party construction monitor to observe the Work, at Tenant's sole cost (but subject to reimbursement from the Tenant Allowance if there are sufficient funds therefor), but such observation shall not interfere with or impede the Work. In addition, Tenant shall have the right to observe the Work, upon reasonable advance notice to Landlord and subject to all reasonable rules pertaining to visitor and job site safety, so long as such observation does not interfere with or impede the Work. Tenant shall have the right, but not the obligation, to attend regularly scheduled on-site construction progress meetings. The cost of any construction monitor required by the Lender shall be borne by Landlord at its sole cost and expense.

               5.4 COMPLETION; PUNCH-LISTS. The Initial Improvements shall be constructed and completed in two increments, the first of which shall include Building A and such site improvements (e.g., parking, landscaping and lighting) as are reasonably necessary for the occupancy and use of Building A (collectively, the "FIRST INCREMENT"), and the second of which shall include Building B and the remainder of the Initial Improvements (collectively, the "SECOND INCREMENT"). For purposes of this Lease, "Substantial Completion" (or "Substantially Complete") shall mean, with respect to each Increment, that the Work has been substantially completed in accordance with the Design Documents (as evidenced by a Certificate of Substantial Completion signed by the Architect, in customary AIA form) and the City has issued a certificate of occupancy therefor (which certificate of occupancy may be temporary or conditional so long as Tenant may make beneficial use of the entire Increment), and the "Substantial Completion Date" of an Increment shall be the date the City issues the certificate of occupancy for such Increment. Tenant shall have the right, but not the obligation, to participate with Landlord and the Architect in their inspections of the Work for purposes of determining Substantial Completion, and in the preparation of the punch-list of items that need to be completed before the applicable Increment is finally complete (the "Punch-List Work"). The Contractor shall be expressly required by contract to complete the Punch-List Work for an Increment within 30-45 days after Substantial Completion to the maximum extent feasible. Tenant may provide Landlord, within 30 days after the Substantial Completion Date for an Increment, with additional Punch-List Work for such Increment that Tenant identifies during the 30-day period and Landlord shall act diligently to cause the Contractor and/or TI Contractor to correct or complete all such additional Punch-List Work. Upon completion of all the Punch List Work for the Initial Improvements, and subject to Tenant's receipt of reasonable assurances from Landlord that all mechanic's and other lien claims arising out of the Work have been released, settled, discharged or insured or bonded over, Tenant shall sign a letter to Landlord confirming the Punch-List Work has been completed, and Landlord shall have no liability or obligation thereafter to Tenant with respect to the Work, including without limitation defects in construction of the Initial Improvements, except to the extent expressly provided in Section 6.2(b) of the Lease. Within 90 days after the Substantial Completion Date for the Second Increment, Landlord shall provide to Tenant, without warranty, a set of the as-built drawings for the Initial Improvements that Landlord receives from the Architect or Contractor and TI Contractor.

               5.5 PRE-COMPLETION ACCESS. Tenant shall have the right to enter the Premises at an appropriate time during the course of the Work for the purpose of installing telecommunications and computer cabling and like purposes, subject to all applicable terms and conditions of this Lease (except that Tenant shall have no obligation to pay Rent in connection with such entry) and Landlord's and the Contractor's and TI Contractor's requirements concerning safety, non-interference with the Work and other relevant matters. Tenant also shall have the right to enter an Increment of the Premises during the 60-day period prior to Substantial Completion of such Increment for the purposes of furnishing, equipping, decorating and other activities reasonably related to Tenant's occupancy and use of such Increment, subject to all applicable terms and conditions of this Lease (except that Tenant shall have no obligation to pay Rent in connection with such entry) and Landlord's and the Contractor's requirements concerning safety, non-interference with the Work and other relevant matters. The contracts between Landlord and the Contractor and TI Contractor shall contain provisions obligating the Contractor and TI Contractor to reasonably accommodate Tenant in its exercise of the access rights provided by this Section 5.5. Tenant shall provide Landlord and the Contractor and TI Contractor with reasonable advance notice of any proposed entry, specifying the specific activities Tenant proposes to undertake and the proposed schedule therefor, and shall coordinate its activities at the Premises with Landlord and the Contractor and TI Contractor. Tenant and Tenant's agents, employees and contractors shall ensure that the progress of the Work will not be interrupted or delayed by their activities, or by strike, work stoppage or other disputes arising out of their safety or labor practices. Tenant shall be responsible for any damage or delay to the Work caused by Tenant or any of its agents, employees or contractors.

                                    ARTICLE 6
                          PROJECT DEVELOPMENT SCHEDULE

               6.1 PROJECT DEVELOPMENT SCHEDULE. A Project Development Schedule containing a detailed list of development-related milestones ("Project Milestones"), and dates for the achievement of such milestones ("Project Milestone Dates"), is attached to this Rider as Attachment C (the "Project Development Schedule"). Landlord shall use commercially reasonable and diligent efforts to cause the Project Milestones to be achieved by the respective Project Milestone Dates, subject to Force Majeure and Tenant Delays.

               6.2    REPORTING; UPDATING PROJECT DEVELOPMENT SCHEDULE.

               (a) Landlord shall provide to Tenant each month a report and update (the "Status Report"), in both narrative and diagrammatic form consistent with Landlord's customary reporting methodology for the Project: (i) describing in reasonable detail the progress of all material pre-construction and construction activities; (ii) summarizing Landlord's progress toward each Project Milestone; and (iii) identifying any reasonably foreseeable and probable events or circumstances that might cause development of the Project to fall behind schedule. Landlord also shall provide Tenant with minutes from all pre-construction and construction-phase meetings with the Contractor and TI Contractor. Appropriate representatives of Landlord and Tenant shall meet monthly to review the Status Report, coordinate their respective roles and performance, and consider steps that might advance their mutual interests.

               (b) Landlord may modify the Project Development Schedule from time to time if necessary or appropriate as the Project progresses, subject to Tenant's approval which shall not be unreasonably withheld or delayed so long as no Outside Termination Date (as set forth in Section 6.4 of this Rider) would be extended. If an Outside Termination Date would be extended by a proposed modification to the Project Development Schedule, Tenant may grant or withhold its approval as it may elect in its sole discretion.

               6.3    FORCE MAJEURE AND TENANT DELAYS.

               (a) The obligation of either party to take any action required by this Rider shall be suspended for so long as such party is prevented from doing so by an event of Force Majeure (as defined below), and all Project Milestone Dates and Outside Termination Dates set forth in the Project Development Schedule for Project Milestones that are directly affected by the event of Force Majeure shall be extended by the period of time that Force Majeure delays such performance or completion; provided, however, that notwithstanding anything to the contrary elsewhere in this Rider, no Project Milestone Date or Outside Termination Date shall be extended by more than 180 days without Tenant's written consent, which may be granted, withheld or conditioned in Tenant's sole and absolute discretion. Any party whose performance is delayed by an event of Force Majeure shall give prompt written notice to the other containing: (i) a reasonably detailed description of the event of Force Majeure; (ii) a list of the Project Milestones affected by the event of Force Majeure; and (iii) an estimate of the anticipated duration of the delay. When the event of Force Majeure has concluded, the party whose performance was delayed shall give prompt written notice to the other stating the total number of days of the delay and identifying the Project Milestone Dates and Outside Termination Dates to be extended.

               (b) For purposes of this Lease, "Force Majeure" shall mean the following events or conditions, to the extent they individually or collectively actually affect the ability of a party to perform hereunder on a timely basis: fire, earthquake, flooding, acts of God, wars, riots, legal challenges, delays caused by the City or any other public agency with jurisdiction, delays caused by consultants, delays caused by the necessity to respond to the presence at the Premises of Hazardous Materials, and other unforeseen events or circumstances outside the reasonable control of the party affected thereby. In no event shall Force Majeure include Landlord-Caused Delays, Tenant Delays or a party's lack of financial capability, regardless of cause.

               (c) For purposes of this Lease, "Tenant Delays" shall mean any delay caused by, or due to circumstances within the reasonable control of, Tenant or Tenant's employees, agents or contractors, including without limitation any delays in completion of design, procurement of permits or completion of construction due to changes in the Design Documents requested by Tenant, interference with the progress of construction due to Tenant's activities on or about the Premises or Tenant's failure to timely comply with any of its obligations under this Lease.

               6.4  TERMINATION.

               (a) In the event that any of the following Project Milestones is not achieved on or before the respective Outside Termination Date, either party shall have the right to terminate this Lease; (provided, however, that Tenant may not terminate the Lease if the failure to achieve the Project Milestone is due to Tenant Delays and Landlord may not terminate the Lease if the failure to achieve the Project Milestone is due to a Landlord-Caused Delay).

        PROJECT MILESTONE            PROJECT MILESTONE DATE        OUTSIDE TERMINATION DATE
        -----------------            ----------------------        ------------------------
Execution of Land Acquisition          February 23, 2000                April 24, 2000
Agreement

Financing Terms Acceptance                May 14, 2000                  July 13, 2000

Initial Financing Commitment             July 13, 2000                September 12, 2000

Issuance of Building Permit and         December 1, 2000                March 1, 2001
all other Development Approvals                                (as may be extended pursuant to
Necessary to Commence                                             Sections 6.4(b) and 6.4(c)
Construction                                                                below)

Closing of Initial Financing and        December 1, 2000                March 1, 2001
Land Acquisition                                               (as may be extended pursuant to
                                                                  Sections 6.4(b) and 6.4(c)
                                                                            below)

               (b) Tenant shall use good faith efforts to procure an extension of the lease term for its current space in the Atrium project in Emeryville, California (the "ATRIUM"), on commercially reasonable terms, to a date that is later than March 31, 2002. If Tenant is able to procure such an extension, the Outside Termination Dates for both: (i) issuance of the building permit and all other Development Approvals necessary to commence construction; and (ii) the closing of the initial financing and Land acquisition shall be extended to June 1, 2001. Wherever in this Rider there is a reference to "issuance of the building permit and all other Development Approvals necessary to commence construction," it shall be understood to mean both the issuance of the building permit and all other Development Approvals necessary to commence construction, and the passage of all applicable challenge or appeal periods relating thereto without a challenge, referendum or appeal having been brought.

               (c) In the event that either: (i) issuance of the building permit and all other Development Approvals necessary to commence construction have not occurred by March 1, 2001 (or, if extended pursuant to Section 6.4(b) above, June 1, 2001); or (ii) the closing of the initial financing and Land acquisition have not occurred by March 1, 2001 (or, if extended pursuant to Section 6.4(b) above, June 1, 2001), Landlord and Tenant shall negotiate in good faith for a period of 30 days. During such period, Tenant shall seek a further extension of the lease term for its current space in the Atrium, and Landlord shall have the right, but not the obligation, to participate in such efforts. If Tenant is able to procure such an extension, and Landlord and Tenant agree on an allocation of the costs of the holdover at the Atrium (or either party in its sole discretion agrees to absorb all of the costs of the holdover at the Atrium that the other party is unwilling to absorb), the Outside Termination Date shall be extended by a period of time equal to the length of the extension. In such event, notwithstanding anything to the contrary in Section 6.4(a) or 6.4(b) above, the Outside Termination Dates for both: (x) issuance of the building permit and all other Development Approvals necessary to commence construction; and (y) the closing of the initial financing and Land acquisition shall be extended to that date which is ten months before the extended termination date of the lease for the Atrium. If

Tenant is unable to procure such an extension by March 31, 2001, either party may terminate this Lease at any time thereafter. Nothing in this Section 6.4(c) shall be construed as requiring Tenant to agree to pay rent for the Atrium space at a rate in excess of what Tenant would pay under this Lease for a comparable amount of rentable area.

               (d) If a Project Milestone is not achieved by the applicable Project Milestone Date, any party that contemplates terminating the Lease shall give written notice to the other so that it shall have a reasonable opportunity to cause the Project Milestone to be achieved during the period between the Project Milestone Date and the Outside Termination Date. In the event the Lease is terminated by either party pursuant to Section 1.2 or this Section 6.4, Tenant shall reimburse Landlord for: (i) sixty-five percent (65%) of all Project-related out-of-pocket costs actually and reasonably incurred by Landlord, including without limitation payments made towards the purchase price of the Land; plus (ii) if the Lease is terminated due to a default by the seller under the Land Acquisition Agreement, one hundred percent (100%) of the shortfall in the recovery by Landlord of any payments made towards the purchase price of the Land (in which event Tenant shall be subrogated to Landlord's right of recovery against the seller of the Land); provided, however, that: (x) the total amount which Tenant shall be obligated to reimburse Landlord pursuant to this Section 6.4 shall not exceed the amount of the Security Deposit set forth in the Lease; and (y) Tenant shall have no obligation to reimburse Landlord if Landlord has failed to use commercially reasonable and diligent efforts to cause the applicable Project Milestone to be achieved. Tenant shall make payment within 30 days after receipt of an itemization of the Project-related out-of-pocket costs actually and reasonably incurred by Landlord, together with reasonable supporting documentation thereof.

               (e) Tenant may not terminate this Lease once the closing of the Initial Financing has occurred, except as expressly provided in Section 2.3(c) of the Lease.

               6.5    SCHEDULED COMPLETION DATES.

               (a) First Increment. If the building permit for the First Increment is issued at any time prior to January 1, 2001, the First Increment shall be Substantially Complete no later than the first anniversary of the date the building permit is issued. If the building permit for the First Increment is issued at any time on or after January 1, 2001 but before March 1, 2001, the First Increment shall be Substantially Complete no later than December 31, 2001. If the building permit for the First Increment is issued at any time on or after March 1, 2001, the First Increment shall be Substantially Complete no later than ten full months after the date the building permit was issued. The applicable date by which the First Increment shall be Substantially Complete, as set forth in this Section 6.5(a), is referred to in this Lease as the "FIRST INCREMENT SCHEDULED COMPLETION DATE."

               (b) Second Increment. The Second Increment shall be Substantially Complete no later than 90 days after the First Increment Scheduled Completion Date (the "SECOND INCREMENT SCHEDULED COMPLETION DATE").

               (c) Earlier Completion. Nothing herein shall be construed to preclude Landlord from delivering any Increment to Tenant before the applicable Scheduled Completion Date so long as it is Substantially Complete (subject to the limitation set forth in Section 2.3(a) of the Lease), and Rent for each Increment shall commence on the Substantial Completion Date of such Increment as provided in Section 3.1 of the Lease, even if such Increment is Substantially Completed before the applicable Scheduled Completion Date.

               6.6 TENANT'S CONSENT. Tenant shall not unreasonably withhold its consent or approval, except to the extent that this Rider expressly provides that Tenant's consent or approval may be withheld in Tenant's sole discretion. Any notice of disapproval given by Tenant shall contain a reasonably detailed explanation of the reason(s) for disapproval and, if feasible, a statement of what changes or refinements in Landlord's submission could be made in order to obtain Tenant's consent or approval.

                                    ARTICLE 7
                        RESOLUTION OF SPECIFIED DISPUTES

               Any disputes between the parties concerning due diligence or design-related matters that cannot be resolved through reasonable business-like negotiations shall be resolved through the following procedure: Either party may initiate this dispute resolution procedure by written notice to the other at any time after it has endeavored without success to resolve the matter through reasonable business-like negotiations (the "NOTICE"). Each party shall select an Expert (each, an "EXPERT") within ten business days after the date the Notice was given (the "NOTICE DATE"), and the two Experts shall meet promptly to select a neutral third Expert (the "REFEREE"). Each of the initial two Experts then shall propose a resolution, and the Experts shall endeavor to reach agreement on a resolution that both view as fair and reasonable under the circumstances. If the initial two Experts agree on a resolution, the resolution so selected (or fashioned) by the Experts shall be reduced to a written instrument that is signed by the two Experts, and such resolution shall be final and binding on the parties. If the two Experts are unable to agree on a resolution within 45 days after the Notice Date, the parties shall deliver copies of both proposed resolutions to the Referee, and the Referee shall select, within ten days after receipt, the proposed resolution which it believes is the most fair and reasonable under the circumstances, and the resolution so selected shall be final and binding on the parties.

               If the matter in dispute involves a due diligence matter, the Experts and the Referee appointed pursuant to this Article 7 shall have at least ten years of full-time experience in the development of commercial real estate projects in the San Francisco Bay Area. If the matter in dispute involves a design-related matter, the Experts and the Referee appointed pursuant to this
Article 7 shall have at least 15 years of experience in the design of office and corporate campus projects. The Experts shall be directed not to disclose the names of Landlord or Tenant to the Referee, or to provide the Referee at any time before resolution of the matter in dispute with any other information from which the identities of the Landlord and Tenant may be inferred.


                                       LANDLORD

                                       WDS-DUBLIN LLC,
                                       a California limited liability company

                                       By:  Wilcox Interests, Inc., a Texas
                                            corporation, its Managing Member

                                            By: /S/ STEPHEN B. PLATT
                                                Stephen B. Platt, Executive Vice
                                                President



                                       TENANT

                                       SYBASE, INC., a Delaware corporation




                                       By:  /S/ JOHN CHEN________________ [Name]
                                       Its Chairman, CEO &
                                       President_____________ [Title]



ATTACHMENTS:

Attachment A:  Conceptual Plans
Attachment B:  Allowances Breakdown
Attachment C:  Project Development Schedule

                                    EXHIBIT C

                           MEMORANDUM CONFIRMING TERM

               THIS MEMORANDUM CONFIRMING TERM is entered into as of ________, 20__, pursuant to Section 2.3(d) of that certain Office Building Lease dated January 28, 2000 (the "LEASE") by and between WDS-DUBLIN LLC, a California limited liability company ("LANDLORD"), and SYBASE, INC., a Delaware corporation ("TENANT"). All initial-capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

               Landlord and Tenant hereby confirm that:

               1. The Term Commencement Date is _______________, 20__. [See
Section 2.3(a)]

               2. Subject to extension as provided in Section 2.5 of the Lease, the Expiration Date is _______________, 201_. [See Section 2.4]

               3. The adjustment date for Base Rent shall be _______________ of each year during the Term, commencing _______________, 20__. [See Section 3.1(a)]

               4. Tenant has accepted and approved the Premises, including without limitation the Initial Improvements, in good condition and state of repair, subject only to the Punch-List Work. [See Section 2.3(d)]

               5. Wilcox Development Services, Inc. has no further obligations under the Continuing Guaranty of Lease it provided to Tenant pursuant to Section
13.10 of the Lease.

               IN WITNESS WHEREOF, Landlord and Tenant have entered into this Memorandum as of the date first set forth above.


                                       LANDLORD

                                       WDS-DUBLIN LLC,
                                       a California limited liability company

                                       By:  Wilcox Interests, Inc., a Texas
                                            corporation, its Managing Member

                                            By: _______________________________
                                                Stephen B. Platt, Executive Vice
                                                President


                                       TENANT

                                       SYBASE, INC., a Delaware corporation


                                       By:  _____________________________ [Name]
                                       Its______________________________ [Title]

                                    EXHIBIT D

                   FORM OF REQUEST FOR CONSENT TO ALTERATIONS


               THIS REQUEST FOR LANDLORD'S CONSENT TO ALTERATIONS is submitted to Landlord pursuant to Section 6.3(b) of that certain Office Building Lease dated January 28, 2000 (the "LEASE") by and between WDS-DUBLIN LLC, a California limited liability company ("LANDLORD"), and SYBASE, INC., a Delaware corporation ("TENANT"). All initial-capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

               Tenant hereby requests Landlord's consent to the proposed Alterations described generally as follows and shown more particularly on the enclosed plans:

               [Describe proposed Alterations and identify any drawings, specifications and other materials enclosed with Request. If Tenant believes that Landlord may not condition its consent on Tenant's agreement to remove the Alterations and restore the Premises to its condition prior to installation of the Alterations because the Alterations are of a design, quality, quantity and character that are typical of first class corporate headquarters projects of new or recent vintage so that there will be no material adverse effect on Landlord's ability to relet the Premises, Tenant should include documentation to that effect.]

               ----------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

               Section 6.3(b) of the Lease provides, in part, that :

               "Landlord's consent in all cases may be conditioned upon Tenant's agreement to remove the Alterations and restore the Premises to its condition prior to installation of the Alterations, on or before the Surrender Date, unless the Alterations are of a design, quality, quantity and character that are typical of first class corporate headquarters projects of new or recent vintage so that there will be no material adverse effect on Landlord's ability to relet the Premises."

               IF LANDLORD DOES NOT INDICATE IN ITS CONSENT TO THE ALTERATIONS THAT REMOVAL AND RESTORATION AT THE END OF THE TERM WILL BE REQUIRED, LANDLORD SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO REQUIRE REMOVAL AND RESTORATION WITH RESPECT TO SUCH ALTERATIONS.

                 FIRST AMENDMENT TO CORPORATE HEADQUARTERS LEASE


        THIS FIRST AMENDMENT TO CORPORATE HEADQUARTERS LEASE (this "AMENDMENT") is made and entered into effective as of the 29th day of November, 2000, by and between WDS - DUBLIN, LLC, a California limited liability company ("LANDLORD"), and SYBASE, INC., a Delaware corporation ("TENANT").

                                R E C I T A L S:

        A. Effective January 28, 2000, Landlord and Tenant entered into that certain Corporate Headquarters Lease (the "EXISTING LEASE") pursuant to the terms and conditions of which Landlord agreed to lease to Tenant the premises located north of the northwest corner of Interstate 580 and Hacienda Drive in Dublin, California, as more particularly described therein.

        B. Landlord and Tenant have agreed to make certain amendments and modifications to the Existing Lease, all pursuant to and subject to the terms and conditions more fully set forth herein.

        NOW, THEREFORE, in consideration of the recitals set forth above, the covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and total sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        3. Incorporation of Recitals/Terms. The recitals to this Amendment set forth above are hereby incorporated herein. All terms not otherwise defined herein shall have the meaning ascribed to them in the Existing Lease.

        4. Amendments to Existing Lease. The Existing Lease is hereby modified and amended as follows:

                (a) The last sentence of Section 1.4 of the Existing Lease is hereby amended by deleting the number "400,000" and replacing it with the number "406,000".

                (b) Section 1.7 of the Existing Lease is hereby amended in its entirety to read as follows:

                                "1.7 INITIAL BASE RENT: $23.54 per rentable
                        square foot per annum, subject to adjustment. (See
                        Article 3)."

                (c) Section 1.8 of the Existing Lease is hereby amended in its entirety to read as follow:

                                "1.8 SECURITY DEPOSIT: Eighteen Million and
                        No/100 Dollars ($18,000,000.00) (Subject to adjustment as set forth in Section 3.8)."

                (d) The only sentence of Section 2.2 of the Existing Lease is hereby amended by replacing the phrase "Term Commencement Date" with the phrase "Rent Commencement Date".

                (e) The second sentence of Subsection 2.3(a) of the Existing Lease is hereby amended in its entirety to read as follows:

                                "The "TERM COMMENCEMENT DATE" shall be the date
                        Landlord acquires title to the Land, currently anticipated to be on or around December 1, 2000."

                (f) The second sentence of Subsection 2.3(b) of the Existing Lease is hereby amended in its entirety to read as follows:

                                "Tenant's sole remedy against Landlord for any
                        delay in Substantial Completion shall be to recover from Landlord the amount of $5,000, as liquidated damages, for each day of the delay in Substantial Completion of the First Increment beyond the First Increment Scheduled Completion Date, and/or each day of the delay in Substantial Completion of the Second Increment beyond the Second Increment Scheduled Completion Date, in each case that results from a Landlord-Caused Delay (as defined below); provided, however, that: (i) after the earlier of (1) the date that Tenant first occupies any portion of the Premises for the conduct of Tenant's business, or (2) the Substantial Completion Date (as defined in, and determined in accordance with Section
                        5.4 of the Project Development Rider) for the First Increment (such earlier date is herein called the "OCCUPANCY DATE"), liquidated damages for delay in Substantial Completion of the Second Increment due to Landlord Delays of more than 90 days shall be increased to $7,500 per day; and (ii) notwithstanding anything in this Lease to the contrary, Landlord's total liability to Tenant for delays in delivering the Premises shall not exceed $750,000."

                (g) Subsection 2.3(c) of the Existing Lease is hereby amended in its entirety to delete the text in such Subsection 2.3(c) of the Existing Lease and replace such text with the following:

                                "(c) Intentionally Deleted."

                (h) The first sentence of Section 2.4 of the Existing Lease is hereby amended in its entirety to read as follows:

                        "Subject to the extension as provided in Section 2.5 below the "EXPIRATION DATE" shall be the day immediately preceding the fifteenth anniversary of the Rent Commencement Date (as defined in Section 3.1(a) below)."

                (i) Section 2.3(d) of the Existing Lease is hereby amended in its entirety to read as follows:

                                "(d) Within five days after the Substantial
                        Completion Date of the Second Increment, Landlord and Tenant shall execute a Memorandum Confirming Term, in the form attached as Exhibit C, memorializing the actual Term Commencement Date, Rent Commencement Date, and Expiration Date, and confirming that Tenant has accepted and approved the Premises, including without limitation the Initial Improvements, in good condition and state of repair, subject only to the Punch-List Work (as defined in the Project Development Rider).

                (j) Section 2.3 of the Existing Lease is hereby amended by adding a new Subsection 2.3(e) immediately after Section 2.3(d) and immediately before Section 2.4, which new
                        Section 2.3(e) reads as follows:

                                "(e) Except to the extent expressly provided
                        elsewhere in this Lease, Tenant hereby waives, to the maximum extent permitted by Applicable Laws, any rights that it may now or in the future have to quit or surrender or vacate the Premises, to terminate this Lease, or to any abatement, diminution, offset, reduction or suspension of Rent on account of Landlord's failure to timely or in a satisfactory manner deliver possession of the Premises to Tenant or on account of any other event or circumstance, including, without limitation, any rights Tenant might otherwise have under the provisions of sections 1932, 1933, 1941 and/or 1942 of the California Civil Code, it being the express intention of the parties, and therefore it being agreed to by the parties, that the terms of this Section 2.3 shall control under any circumstance in which said statutes might otherwise apply, and govern and replace any rights covered by said statutes."

                (k) Section 3.1 of the Existing Lease is hereby amended in its entirety to read as follows:

                        "3.1 Payment of Base Rent.

                                (a) The terms defined below shall have the
                        meaning ascribed thereto when used in this Section 3.1 and elsewhere in this Lease:

                                "RENT COMMENCEMENT DATE" means the first to
                        occur of (i) March 1, 2002, (ii) the date Tenant first occupies for use any portion of the Second Increment, and (iii) the Substantial Completion Date for the Second Increment.

                                "RENT YEAR" means, for the first Rent Year, the
                        one year period commencing on the Rent Commencement Date and ending at the end of the day immediately proceeding the first anniversary of the Rent Commencement Date, and for each Rent Year thereafter, each successive year (commencing on the anniversary of the Rent Commencement Date and ending at the end of the day immediately proceeding the first anniversary of the commencement date of such year).

               During the period commencing on the Rent Commencement Date and continuing thereafter until the Expiration Date, Tenant shall pay Landlord annual base rent ("BASE RENT") in an amount equal to the product of (i) the rentable square footage of the Premises determined in accordance with Section 3.1(c) below, multiplied by
               (ii) the Base Rent per rentable square foot amount set forth below for the Rent Year applicable thereto below:


                                                           BASE RENT
                                                         PER RENTABLE
                         RENT YEAR                       SQUARE FOOT.
                         ---------                       ------------
                          First                             $23.54

                         Second                             $24.52

                          Third                             $25.48

                         Fourth                             $26.48

                          Fifth                             $28.29

                          Sixth                             $30.99

                         Seventh                            $32.25

                         Eighth                             $33.55

                          Ninth                             $34.91

                          Tenth                             $36.32

                        Eleventh                            $38.27

                         Twelfth                            $41.03

                       Thirteenth                           $42.67

                       Fourteenth                           $44.37

                        Fifteenth                           $46.15

                                (b) Tenant shall pay Base Rent in advance on the
                        Rent Commencement Date and the first day of each month thereafter, in equal monthly installments, without offset, deduction or prior demand; provided, however, that Base Rent for (i) any partial month during the period between the Rent Commencement Date and Expiration Date shall be prorated on the basis of a 30-day month, and (ii) any month containing more than one Rent Year, shall be prorated for each Rent Year based upon the number of days in each such Rent Year.

                                (c) To the extent applicable if at all, prior to
                        the Substantial Completion of the First Increment and Second Increment, Base Rent shall be payable based upon and assuming the rentable square feet of the Premises are 406,000 rentable square feet (without any adjustment for or based upon the final determination of the actual rentable square feet of the Premises). Upon the Substantial Completion of the First Increment and Second Increment (and prior thereto to the extent possible), the rentable square footage of the Project, including both Buildings, shall be calculated by the Architect (as defined in the Project Development Rider) in accordance with the Standard Method for Measuring Floor Area in Office Buildings, American National Standard ANSI Z65.1-1996 (as published by the Building Owners and Managers Association International). On or before the Substantial Completion of the First Increment and Second Increment, the Architect shall certify to both parties:
                        (i) the rentable square footage within the Premises; and
                        (ii) that such rentable square footage was calculated in accordance with the prescribed standard. Such determination shall be conclusive and binding on both parties. From and after the Substantial Completion Date of the Second Increment, Base Rent shall be payable based upon and assuming the rentable square feet of the Premises as certified by the Architect as provided above; provided, however, that if the rentable square feet of the Premises as so certified by the Architect
                        (i) is less than 397,880 rentable square feet, then the rentable square feet of the Premises for purposes of calculating Base Rent shall be deemed to be 397,880 rentable square feet, and (ii) is greater than 414,120 rentable square feet, the rentable square feet of the Premises for purposes of calculating Base Rent shall be deemed to be 414,120 rentable square feet."

                (l) The last two sentences of Section 3.7 of the Existing Lease are hereby amended in their entity to read as follows:

                        "Except to the extent expressly provided elsewhere in this Lease, Tenant hereby waives, to the maximum extent permitted by Applicable Laws, any rights that it may now or in the future have to quit or surrender the Premises, to terminate this Lease, or to any abatement, diminution, offset, reduction or suspension of Rent on account of any event or circumstance, including without limitation any rights it might otherwise have under the provision of California Civil Code sections 1932, 1933, 1941 and/or 1942, or any amended, similar or successor laws. Without limiting the foregoing, nothing in this
                        Section 3.7 shall be deemed to
                        preclude, impair or otherwise affect Tenant's right to enforce any indemnification rights provided to Tenant by this Lease."

                (m) The last sentence of Section 3.8 of the Existing Lease is hereby deleted and amended by substituting and adding the following provisions to the end of such Section 3.8:

                                "The Security Deposit shall be held from time to
                        time in an account in Landlord's or Lender's name, as determined by Landlord (and initially in Lender's name) in an escrow pursuant to an escrow agreement in the form of Schedule 1 hereto (with such changes thereto as any subsequent Lender may reasonably request), at such depository and in such state as the holder thereof shall determine. Tenant shall execute such documents, instruments, financing statements, and acknowledgments as Landlord may reasonably request from time to time to grant and thereafter maintain a first-priority perfected security interest in the Security Deposit. Tenant hereby grants Landlord a security interest in the Security Deposit as it exists from time to time, and all proceeds and products thereof subject, however, that such interest shall in no event apply to funds in excess of those required to be maintained hereunder from time to time. Tenant acknowledges and agrees that the Security Deposit may also be pledged as security to the Lender and Tenant shall cooperate with, permit, and execute such documents and instruments as may be required to provide Lender with such security. Interest earned on the Security Deposit shall be distributed to Tenant. Initially Tenant shall deposit cash as the Security Deposit. Landlord acknowledges and agrees that Tenant may at any time replace the cash Security Deposit with an irrevocable standby letter of credit (the "REPLACEMENT LETTER OF CREDIT"), provided such Replacement Letter of Credit: (a) is a sight draft letter of credit from a financial institution acceptable to Lender in Lender's sole and absolute discretion, (b) has a face amount of not less than the amount of the Security Deposit then required under the Lease, (c) has an expiration date of not less than one (1) year from the date such Replacement Letter of Credit is delivered to Lender, and thereafter renewed annually throughout the Term of the Lease at least 30 days prior to the expiration date (and drawn on by the holder thereof if not so renewed with such funds then being placed in an escrow as required above), (d) is freely assignable by Lender, (e) may be drawn upon by Landlord or Lender to cure Tenant defaults under this Lease, as permitted by the Lease, and otherwise satisfies all requirements and provisions of the Lease governing the Security Deposit required to be delivered and maintained by Tenant under the Lease, (f) shall provide Landlord and Lender, respectively, the rights that each would have hereunder and as set forth in the escrow agreement, and (g) is otherwise reasonably satisfactory to Landlord.

                        The amount of the Security Deposit (as set forth in Section 1.8 above) required to be maintained by Tenant shall change only in accordance with the following, such changes to be effective so long as no Event of Default then exists (it being agreed that it is a condition precedent to any waiver or reduction in the amount of such required Security Deposit that no Event of Default exist):

                                        (i) At any time following the fifth
                                anniversary of the Occupancy Date, Landlord shall consent to a reduction in the amount of the Security Deposit to $13,860,000 upon Tenant's written request accompanied by evidence satisfactory to Landlord and Tenant's certification that (a) Tenant has a market capitalization for its publicly traded common stock of at least $2,000,000,000, (b) Tenant has a cash balance of at least $200,000,000 free and clear of all liens and security interests, and
                                (c) Tenant has had positive net income (on a proforma basis in accordance with generally accepted accounting principles, but without reference to purchase accounting such that, without limitation, Tenant's net income is calculated without reference to the amortization of purchased goodwill and/or the write-off of in-process research and development costs associated with the acquisition by Tenant of one or more other companies as publicly announced on a quarterly basis by Tenant) for each of the prior five calendar years (such events as specified in (a), (b), and (c) are herein collectively called the "PARTIAL REDUCTION EVENTS").

                                        (ii) From time to time and so long as
                                Tenant has an investment grade rating for Tenant's senior unsecured indebtedness, of at least BBB from Standard & Poor's and Baa3 from Moody's Investors Service or if such rating agencies no longer exist, such other credit rating from any other credit rating agency approved by Landlord acting in its sole discretion, the requirements of maintaining the Security Deposit shall be waived by Landlord upon Tenant's written request accompanied by evidence satisfactory to Landlord of such investment grade rating. Such Landlord's waiver shall cease without further action if Tenant's credit rating thereafter is not such investment grade, in which event the Security Deposit amount shall immediately increase to the original amount set forth in Section 1.8 above, subject to reduction, to the extent applicable, as set forth in subsection (i) above or (iii) below.

                                        (iii) The then existing amount of the
                                Security Deposit shall be reduced by 20% on the first day of each of the last four years of the initial Lease Term (the four year immediately preceding the initial Expiration Date).

                                Following the initial Lease Term and, if applicable, during any extended term pursuant to the exercise of any Extension Option, the Security Deposit amount shall be reduced to zero with no Security Deposit being required thereafter.

                (n) The end of the first sentence of Section 4.2 of the Existing Lease is hereby amended by deleting the phrase "pursuant to other provisions of this Lease." and replacing such phrase with the following: "pursuant to the other provisions of this Lease, including, without limitation, any Premises Costs attributable to the period between the Term Commencement Date and the date immediately preceding the Occupancy Date."

                (o) Section 4.3(a) of the Existing Lease is hereby amended in its entirety to read as follows:

                                "(a) Without limiting the generality of Sections
                        4.1 and 4.2, but subject to Section 4.3(c) below, Tenant shall pay all Impositions (defined below) allocable to the Premises after the Occupancy Date and for the remainder of the Lease Term on or before the date due, and in any event before delinquency and before any fine, interest or penalty may become due or be imposed by operation of law for nonpayment; provided, however, that: (i) any Impositions that are allocable to periods before the Occupancy Date or after the Term shall be paid by Landlord; and (ii) if any assessment is permitted by law to be paid in installments, Tenant may pay such assessments in installments (and any assessment installments allocable to periods before the Occupancy Date or after the Lease Term shall be paid by Landlord in accordance with the preceding clause (i))"

                (p) Subsection 4.5(a) of the Existing Lease is hereby amended by substituting the figure Ten Million and No/100 Dollars ($10,000.000.00) for the figure Five Million and No/100 Dollars ($5,000,000.00) appearing in the third sentence of such Subsection.

                (q) The first sentence in subsection 4.5(b) of the Existing Lease is hereby amended by including immediately before the beginning of such first sentence the following phrase: "After the Occupancy Date and for the remainder of the Lease Term,"

                (r) Subsection 4.5(c) of the Existing Lease is hereby amended in its entirety to delete the title and text in such Subsection 4.5(c) of the Existing Lease and replace such title and text with the following:

                                     "(c) Intentionally Deleted."

                (s) The second sentence of subsection 4.5(f)(ii) is hereby amended in its entirety to read as follows:

                        "Each policy, or a certificate of the policy executed by a properly qualified and authorized representative of the insurance company evidencing that the required insurance coverage is in full force and effect, shall be deposited with Landlord on or before the Occupancy Date, shall be maintained commencing on the Occupancy Date and continuing throughout the Term, and shall be renewed at least 30 days before the expiration of the term of the policy."

                (t) Section 4.6 of the Existing Lease is hereby amended in its entirety to read as follows:

                                "4.6 INSURANCE TO BE PROCURED BY LANDLORD.
                        Landlord shall procure and maintain, at all times during the Term, property insurance covering the Improvements for the perils covered by a standard "all risk" extended coverage fire insurance policy, including vandalism, malicious, mischief, sprinkler leakage (including fire and sprinkler damage caused by earthquake), boiler, machinery and pressure vessel, lightning, windstorm, hail and other typical and commercially available coverages, in an amount equal to the full replacement cost of the Improvements (such policy, together with the rent loss insurance policy and earthquake insurance coverage as set forth below in this Section 4.6, are collectively herein called, the "PROPERTY INSURANCE POLICY"). Landlord shall also procure and maintain, at all times during the Term, a rent loss insurance policy in an amount equal to at least 18 months of Base Rent, estimated Impositions and insurance premiums. In addition, Landlord may elect at any time and from time to time, in its sole discretion, to procure, maintain or discontinue earthquake insurance covering the Improvements, whether as part of the Property Insurance Policy or separately. If Landlord elects in its sole discretion to procure a Property Insurance Policy, other than and specifically excluding that portion applicable to earthquake insurance coverage, with a deductible, Tenant and Landlord shall have the right to approve the amount of the deductible of over two percent of the policy coverage amount. Any earthquake insurance policy shall contain a deductible which is (1) acceptable to all Lenders and (2) generally applicable to similar improvements in similar risk areas with similar leases, all as determined by Lender. All Property Insurance Policies shall be placed with insurers with a rating reasonably acceptable to Lender. Tenant shall be provided the opportunity to suggest alternative similarly rated insurers with similar coverages for Landlord's consideration, which Landlord agrees to consider in making Landlord's selections applicable to the Property Insurance Policy. If Tenant provides Landlord with a written suggestion of an insurer having a Best insurance rating at least equal to or higher than the rating of the insurer otherwise selected by Landlord with coverages and deductibles equivalent to those required to be maintained hereunder (such insurer and coverages so suggested by Tenant are herein called "TENANT SELECTED INSURANCE") at a total annual premium less than that provided by the insurer otherwise selected by Landlord, then Landlord shall purchase the Tenant Selected Insurance. Tenant shall pay the entire amount of all deductible amounts in the event of a casualty or other claim on any such Property Insurance Policy, including any applicable to earthquake insurance coverage. Tenant shall pay all premiums for the Property Insurance Policy upon invoice as Additional Rent. Landlord, for itself and on behalf of all others who may now or hereafter hold an interest in the Premises (including without limitation any present or future Lender), waives all rights of subrogation and recovery against Tenant, and Tenant's agents, employees, contractors, subtenants and assignees, on account of any loss or damage arising from any cause, but only to the extent covered by the proceeds of the insurance that Landlord is expressly required to carry this Section
                        4.6. Landlord shall give notice to its insurance carrier or carriers that the foregoing waiver is contained in this Lease, and shall procure a waiver of subrogation endorsement to the Property Insurance Policy.

                (u) Section 4.8 of the Existing Lease is hereby amended by substituting the phrase "Occupancy Date" for the phrase "Term Commencement Date" appearing in the first sentence of such Section.

                (v) The first sentence of Section 6.1 of the Existing Lease is hereby amended in its entirety to read as follows:

                                "Subject only to Landlord's acquisition of the
                        Land, Tenant accepts the Land (it being understood that the Improvements are intended to be built after the Term Commencement Date), IN ITS "AS IS" CONDITION, SUBJECT TO THE EXISTING STATE OF TITLE (WITHOUT EXPRESS OR IMPLIED WARRANTY OF LANDLORD WITH RESPECT TO THE CONDITION, QUALITY, REPAIR OR FITNESS OF THE LAND FOR A PARTICULAR USE OR TITLE THERETO, ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED BY LANDLORD AND WAIVED AND RENOUNCED BY TENANT). The foregoing disclaimer has been negotiated by Landlord and Tenant, each being represented by independent counsel, and is intended as a complete negation of any representation or warranty by Landlord, express or implied. The parties agree that the foregoing is not intended to and shall not be interpreted to restrict Tenant's rights as set forth in the Project Development Rider attached to this Lease as Exhibit B."

                (w) The last two sentences of Section 6.3(f) of the Existing Lease are hereby amended in their entirety to read as follows:

                                "As used herein "Required Alterations" means
                        Alterations which are (i) required to be made by changes in Applicable Laws that become effective during the three Rent Years immediately preceding the Expiration Date, (ii) required to be constructed during the three Rent Years immediately preceding the Expiration Date, and (iii) not required to be made based upon any act by or on behalf of Tenant, including but not limited to, any Alterations elected to be made by Tenant. If at the time Required Alterations are to be made Tenant does not have a remaining unexercised Extension Option, then the cost of the Required Alteration shall be shared equally between Landlord and Tenant with Tenant paying for Tenant's share as Additional Rent upon Landlord's demand. If at the time Required Alterations are to be made Tenant then has at least one unexercised and still available Extension Option, then Tenant shall have 30 days following Landlord's written notice of such events to exercise an Extension Option by providing Landlord the Exercise Notice as provided in Section 2.5. If Tenant does not provide Landlord with the Exercise Notice within such 30 day period and notwithstanding anything set forth in
                        Section 2.5, then (1) Tenant shall have no further right to any Extension Option, all such rights thereby immediately terminating, and (2) the cost of the Required Alterations shall be shared equally between Landlord and Tenant with Tenant paying for Tenant's share in payments amortized over the remainder of the Term (but not any extensions) on a straight line basis, using a then current market interest rate, and shall be payable in equal monthly installments as Additional Rent. Except to the extent provided in the two proceeding sentences, any Alterations made necessary by changes in Applicable Laws, including Required Alterations, shall be at Tenant's sole cost and expense, payable upon Landlord's demand."

                (x) The first two sentences of Section 6.4 of the Existing Lease are hereby amended in their entirety and replaced with the following:

                                "On the Termination Date, Tenant shall surrender
                        the Premises to Landlord in good condition and repair, ordinary wear and tear and damage due to casualty and condemnation excepted, suitable for the same use in which the Premises was originally intended as of the date of Substantial Completion under this Lease except as repaired, rebuilt or altered as required or permitted by this Lease, with all systems and components of the Buildings, having a useful life of at least 3 years, and shall surrender all keys to the Premises to Landlord at the place then fixed for notices to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any."

                (y) Subsection 7.1(b) of the Existing Lease is hereby amended in its entirety to read as follows:

                                "(b) Environmental Laws. For purposes of this
                        Lease, "ENVIRONMENT Laws" shall mean and include all present and future federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements of all federal, state and local governmental agencies or other governmental entities with legal authority pertaining to the protection of human health and safety or the environment, including but not limited to (i) the Porter-Cologne Water Quality Control Act (California Water Code Section 13000 et seq.), (ii) the California Hazardous Waste Control Law (Division 20, Chapter 6.5 of the California Health and Safety Code),
                        (iii) the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health and Safety Code Section 25300 et seq.), (iv) Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory) of the California Health and Safety Code, (v) the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5 et seq.), (vi) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), (vii) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), and
                        (viii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.)."

                (z) Subsection 7.5(a) of the Existing Lease is hereby amended, in the last sentence thereof, to include all Lenders (as defined in Section 11.1 of the Existing Lease) in the definition of "LANDLORD INDEMNITEES."

                (aa) Subsection 8.1(d) of the Existing Lease is hereby amended in its entirety to read as follows:

                                "(d) If Substantial Completion of the
                        restoration work required under this Article 8 is delayed by any act or omission by or on behalf of Tenant, then such delay is herein called a "Tenant Restoration Delay" and Landlord's reasonably projected date for such Substantial Completion shall, without further act or notice be deemed extended by one day for each day of Tenant Delay. If Landlord does not achieve Substantial Completion of the restoration work required under this Article 8 within 60 days (plus an allowance for the period of actual delay caused by Force Majeure not to exceed an additional 120 days; provided that Landlord shall provide Tenant with prompt written notice following the commencement of such Force Majeure [one such notice being all that is required for a continuing delay]) after the reasonably projected date for such Substantial Completion (the "RESTORATION DELAY DATE"), Tenant again shall have the right, as its sole remedy for such delay, to terminate this Lease upon written notice to Landlord so long as such notice is given within 30 days after the Restoration Delay Date. If Tenant exercises this termination right, the Lease shall be deemed terminated as of the date of the casualty, Landlord shall be entitled to retain all proceeds from the Property Insurance Policy, Landlord shall refund any Rent paid for the period after the casualty as well as the Security Deposit, and neither party shall have any further rights or obligations under this Lease, except for those obligations that are expressly provided to survive the termination of this Lease. The Restoration Delay Date established above shall be extended by one day for each day of delay in Substantial Completion of the restoration work caused by Force Majeure or by Tenant Delays."

                (bb) Subsection 8.1(e) of the Existing Lease is hereby amended by substituting the number "24" for and in place of the number "36" appearing in the first sentence of such subsection.

                (cc) Section 8.1 of the Existing Lease is hereby amended by adding a new Subsection 8.1(f) immediately after Subsection 8.1(e) and immediately before Section 8.2, which new Subsection 8.1(f) reads as follows:

                                "(f) The provisions of Section 1932(2) of the
                        California Civil Code are hereby waived by Tenant, it being the intention of the parties that the express terms of this Lease shall control under any circumstances in which those provisions might otherwise be applicable. The provisions of Section 1933(4) of the California Civil Code are hereby waived by Tenant and Landlord, it being the intention of the parties that the express terms of this Lease shall control under any circumstances in which those provisions might otherwise be applicable."

                (dd) Subsection 8.2(c) of the Lease Agreement is hereby amended as follows:

                                        (1) by deleting the phrase "(iii) any
                                bonus or excess value of this Lease;" and then renumbering clauses "(iv)" and "(v)" to be "(iii)" and "(iv)", respectively.

                                        (2) by adding the following sentence to
                                the end of such Subsection 8.2(c):

                                        "Notwithstanding the foregoing, Tenant
                                shall only have the right to recover from the Taking authority compensation for the aforementioned items by seeking a separate award from the Taking authority in an independent proceeding and provided further that such award does not diminish or reduce the amount of the award recoverable by Landlord from the Taking authority."

                (ee) Section 8.2 of the Existing Lease is hereby amended by adding a new Subsection 8.2(d) immediately after Subsection 8.2(c) and immediately before Section 8.3, which new Subsection 8.2(d) reads as follows:

                                "(d) The provisions of Section 1265.110,
                        1265.120, 1265.130 and 1265.140 of the California Code
                        of Civil Procedure are hereby waived by Tenant, it being the intention of the parties that the express terms of this Lease shall control under any circumstances in which those provisions might otherwise be applicable."

                (ff) Section 9.1 of the Existing Lease is hereby amended by adding a new Subsection 9.1(d) immediately after Subsection 9.1(c) and immediately before Section 9.2, which new Subsection 9.1(d) reads as follows:

                                "(d) Notwithstanding anything contained in this
                        Article IX to the contrary, a sale by Tenant of all or substantially all of the assets of Tenant to any entity or person shall be deemed to be an assignment of this Lease. If the requirements of Section 9.4 have been satisfied (assuming an assignment of more than 50% of the Premises) such that Landlord's consent is not required, such assignment of Lease shall not be effective unless and until such third party transferee expressly assumes in writing all of the obligations of Tenant under this Lease pursuant to documentation reasonably satisfactory to Landlord. Further, if such assignment of Lease requires Landlord's consent because the requirements of Section 9.4 are not satisfied, Landlord may reasonably condition the granting of such consent, if any is given by Landlord, on (among other grounds and not in limitation of Landlord's other rights set forth in Section 9.4) the transferee's execution of a written assumption agreement in form reasonably satisfactory to Landlord."

                (gg) Section 11.9 of the Existing Lease is hereby amended by adding the following sentence to the end of such Section 11.9:

                                "Tenant shall permit Landlord and Landlord's
                        lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Premises and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. So long as Tenant's securities are publicly traded, Tenant shall not be required to disclose any non-public information during such visits"

                (hh) Section 13.1 of the Existing Lease is hereby amended by adding the following sentence to the end of such
                        Section:

                                "Notwithstanding the foregoing, this Section
                        shall not be applicable to and Landlord shall not be obligated to deliver to Tenant an Offer in connection with (i) any sale or transfer of the Premises to (a) iStar Financial Inc., or (b) any corporation, partnership, trust, limited liability company or other entity in which iStar Financial Inc. either has voting control (whether by contract or through ownership) over or owns, directly or indirectly, at least twenty-five percent of any class of stock, partnership interests, membership interests, or other equity in such entity;
                        (ii) any sale of all or substantially all of iStar Financial Inc.'s assets (directly or indirectly held by iStar Financial Inc.), any bulk sale of any of iStar Financial Inc's assets (directly or indirectly held by iStar Financial Inc.), or any merger, consolidation, conversion, reorganization, or any other combination or affiliation to which one or more of iStar Financial Inc. or any corporation, partnership, trust, limited liability company, or other entity in which iStar Financial Inc. has a direct or indirect interest ownership interest in, is a party to; (iii) any transfers in connection with a condemnation proceeding; and (iv) any transfers in connection with a foreclosure or a deed in lieu of foreclosure to Landlord's Lender or an affiliate of such Lender. Notwithstanding the foregoing, the exception to Landlord's obligation to deliver to Tenant an Offer set forth in clause (ii) of the preceding sentence shall not apply to any merger, consolidation, conversion, reorganization, or any other combination or affiliation involving only the Landlord (if and so long as the Landlord is a single purpose entity owning only the Property and landlord's interest under this Lease) and any other entity in which iStar Financial Inc. does not own, directly or indirectly, at least twenty-five percent of any class of stock, partnership, interests, membership interests or other equity in such entity. For purposes of the foregoing, all references to iStar Financial Inc. shall be deemed to include its successor and the surviving entity from any merger, consolidation, sale of all or substantially all of the assets, conversion, reorganization, or any other combination or affiliation to which it is a party."

                (ii) Section 10.3 of the Existing Lease is hereby amended by adding a new Subsection 10.3 (h) immediately after Subsection 10.3(g) and immediately before Section 10.4, which new Section 10.3 (h) reads as follows:

                                "(h) The provisions of Section 1954 of the
                        California Civil Code are hereby waived by Landlord and Tenant, it being the intention of the parties that the express terms of this Lease shall control under any circumstances in which those provisions might otherwise be applicable."

                (jj) The second sentence to Subsection 2.1(b) to Exhibit B, Project Development Rider, to the Existing Lease is hereby amended in its entirety to read as follows:

                             "The "Base Building Construction Budget" shall be
$34,841,810.00."

                (kk) Article 4 of Exhibit B, Project Development Rider, to the Existing Lease is hereby amended to add the following new paragraph immediately after the existing paragraph and immediately before Article 5:

                                "Tenant shall cooperate with all deliveries
                        required to be made by Landlord to Lender. Such cooperation shall include, but not be limited to, Tenant providing prompt written approval (and in any event within 5 business days of request therefor) of all services of Architect and others performing design services and all Work, in each case performed to the date of any request for payment by (i) any applicable contractor, Architect, or other party performing construction or design services, with respect to the Improvements, and (ii) any request for an advance of any financing provided by Lender; provided, however, that to the extent Tenant does not approve such services or Work, Tenant shall provide prompt written notice (and in any event within 5 business days of the request therefor) with a reasonably detailed explanation of the reasons therefor. All such approval of such services and Work may be relied upon by Lender and Landlord."

                (ll) Exhibit C to the Existing Lease is hereby amended and restated in its entirety to read as set forth on
                        Schedule 2 attached hereto.

                (mm) The Existing Lease is hereby amended by replacing the word "during" (which precedes the words "the Term" or "the Lease Term") with the phrase "from and after the Occupancy Date and for the remainder of" in each of the following locations in the Existing Lease:

                        (i)     In the first sentence of Section 4.2;

                        (ii) In both the first and second sentences of Subsection 4.3(d);

                        (iii)   In the first sentence of Section 4.4;

                        (iv)    In the first sentence of Subsection 4.5(a);

                        (v)     In the first sentence of Subsection 4.5(e);

                        (vi)    In the first sentence, clause (a), of Section
                                5.3;

                        (vii)   In the first sentence of Subsection 6.2(a);

                        (viii) In both the first and second sentences of Subsection 7.2(a);

                        (ix)    In the first sentence of Section 7.3; and

                        (x) In both clause (b) and (c) of the first sentence of Section 12.2.

                (nn) The Existing Lease is hereby amended by replacing the phrase "Term Commencement Date" with the phrase "Occupancy Date" in each of the following locations in the Existing Lease:

                        (i)     In the last sentence of Section 1.3;

                        (ii) In both of the first two sentences of Subsection 6.3(f);

                        (iii)   In the first sentence of Section 6.4;

                        (iv)    In both clause (i) and (ii) in Subsection
                                7.2(a);

                        (v)     In the only sentence of Subsection 7.2(c);

                        (vi)    In the first sentence of Section 7.4;

                        (vii) In the last sentence of Subsection 2.3(b) of the Project Development Rider attached as Exhibit B to the Existing Lease; and

                        (viii) In Subsection 2.3(c) of the Project Development Rider attached as Exhibit B to the Existing Lease.

        5 Confirmation. Except as expressly modified by the terms and provisions of this Amendment, each and every of the terms and provisions of the Existing Lease are unchanged and continued in full force and effect and all rights, remedies, liabilities and obligations evidenced by the Existing Lease are hereby acknowledged by Tenant and Landlord to be valid and subsisting and to be continued in full force and effect. The Existing Lease, as modified and amended hereby, is hereby ratified and confirmed by Landlord and Tenant, and every provision, covenant, condition, obligation, right, term and power contained in and under the Existing Lease, as modified and amended hereby, shall continue in full force and effect. All references to the Lease in the Existing Lease shall mean the Existing Lease as modified and amended by this Amendment. Tenant has no claim of offset against, or default by, Landlord as of the date of this Amendment. Landlord has no claim of default by Tenant as of the date of this Amendment. Tenant hereby confirms that there is no default by Landlord under the Existing Lease through the date of this Amendment. Landlord hereby confirms that there is no default by Tenant under the Existing Lease through the date of this Amendment.

        6 No Other Modifications. Landlord and Tenant hereby acknowledge and agree that the Existing Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect except as described herein.

        7 Parties Bound. This Amendment shall be binding upon the parties hereto and their respective permitted successors and assigns.

        8 Counterparts. This Amendment may be executed in counterparts, each of which shall be an original but all of which together shall constitute one agreement, binding on all of the parties hereto notwithstanding that all of the parties hereto are not signatories to the same counterpart. For purposes of this Amendment, each of the parties hereto agree that a facsimile copy of the signature of the person executing this Amendment on either party's behalf shall be effective as an original signature and legally binding and effective as an execution counterpart hereof. Each of the undersigned parties authorizes the assembly of one or more original copies of this Amendment through the combination of the several executed counterpart signature pages with one or more bodies of this Amendment including the Schedules, to this Amendment, such that this Amendment shall consist of the body of this Amendment, counterpart signature pages which collectively will contain the signatures of the undersigned parties hereto, and the Schedules, to this Amendment. Each such compilation of this Amendment shall constitute one original of this Amendment.

        9 Signor's Warranty. Each individual executing and delivering this Amendment on behalf of the party hereby warrants and represents to the other party that he or she has been duly authorized and has the power to make such execution and delivery.

        10 Captions. Article and Section headings used herein are for convenience of reference only and should not affect the construction of any provision of the Existing Lease, as amended and modified hereby. The schedules hereto are hereby incorporated herein.

        11 Governing Law. This Amendment shall be governed by the laws of the State of California, without regard to its conflict of law or principles.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed and delivered, each by its duly authorized representative, effective as of the day and year set forth above.

                                LANDLORD:

                                WDS - DUBLIN, LLC,
                                a California limited liability company

                                By:    Wilcox Interests, Inc.,
                                       a Texas corporation, its Managing Member


                                       By:  /S/ STEPHEN B. PLATT
                                            Name:  Stephen B. Platt
                                            Title:  President

                                TENANT:

                                SYBASE, INC.,
                                a Delaware corporation


                                By:  /S/ HOPE SPADORA
                                Name:  Hope Spadora
                                Title:  Vice President, RE

                             SCHEDULE 1 TO AMENDMENT

                             SECURITY DEPOSIT ESCROW

                             SCHEDULE 2 TO AMENDMENT
                                    EXHIBIT C
                           MEMORANDUM CONFIRMING TERM

       THIS MEMORANDUM CONFIRMING TERM is entered into as of ________, 20__, pursuant to Section 2.3(d) of that certain Corporate Headquarters Lease dated January 28, 2000, as amended by that certain First Amendment to Corporate Headquarters Lease (together, the "LEASE") by and between WDS-DUBLIN LLC, a California limited liability company ("LANDLORD"), and SYBASE, INC., a Delaware corporation ("TENANT). all initial-capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

        Landlord and Tenant hereby confirm that:

        1. The Term Commencement Date is ___________________________________,
20__. [See Section 2.3(a)]

        2. The Rent Commencement date is _________________________________,
200_.

        3. Subject to extension as provided in Section 2.5 of the Lease, the Expiration Date is __________________________, 201_. [See Section 2.4]

        4. Tenant has accepted and approved the Premises, including without limitation the Initial Improvements, in good condition and state of repair, subject only to the Punch-List Work. [See Section 2.3(d)]

        IN WITNESS WHEREOF, Landlord and Tenant have entered into this Memorandum as of the date first set forth above.

                                     LANDLORD:
                                     WDS - DUBLIN, LLC,
                                     a California limited liability company

                                     By:    Wilcox Interests, Inc., a Texas
                                            corporation, its Managing Member


                                            By:
                                               Stephen B. Platt, Executive Vice
                                               President
                                     TENANT:
                                     SYBASE, INC., a Delaware corporation

                                     By:_________________________________[Name]
                                      Its:______________________________[Title]